U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 4
                                       to
                                     Form 10


                   GENERAL FORM FOR REGISTRATION OF SECURITIES
    Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934


                        GLOBAL EQUITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                Nevada                                    27-3986073
        (State of Incorporation)            (I.R.S. Employer Identification No.)

23 Frond "K" Palm Jumeirah,  Dubai, UAE                      N/A
(Address of Principal Executive Offices)                  (Zip Code)

      Registrant's telephone number, including area code: +971 (7) 204 7593

                                   Copies to:
                                   Enzo Taddei
                             Chief Financial Officer
                          Avenida Marques del Duero 67
                                Edificio Bahia 2A
                          29670 San Pedro de Alcantara
                                 Marbella, Spain
                          Telephone: 011 34 671 642 835

                                   Copies to:
                               David E. Wise, Esq.
                       Law Offices of David E. Wise, P.C.
              9901 IH-10 West, Suite 800, San Antonio, Texas 78230
               Telephone: (210) 558-2858/Facsimile: (210) 579-1775
                           Email: wiselaw@verizon.net

        Securities to be registered under Section 12(b) of the Act: None

    Name of Exchange on which each class is to be registered: Not applicable

      Securities to be registered under Section 12(g) of the Exchange Act:

                               Common Stock, $.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]

Non-accelerated filer   [ ]                        Smaller reporting company [X]

                                EXPLANATORY NOTE

     We are filing this General Form for Registration of Securities on Form 10 to register our common stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act")


     We are subject to the requirements of Regulation 13A under the Exchange Act, which requires us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing statements pursuant to Section 12(g) of the Exchange Act. We filed our first Form 10-K on March 30, 2012.


                           FORWARD LOOKING STATEMENTS

     There are statements in this Registration Statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should carefully read this entire Registration Statement, especially the risks discussed under "Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

                                TABLE OF CONTENTS


Item Number
and Caption                                                                 Page
-----------                                                                 ----

ITEM 1.  BUSINESS...........................................................   1

ITEM 1A. RISK FACTORS.......................................................  13

ITEM 2.  FINANCIAL INFORMATION..............................................  17

ITEM 3.  PROPERTIES.........................................................  26

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....  27

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS...................................  29

ITEM 6.  EXECUTIVE COMPENSATION.............................................  32

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
         INDEPENDENCE.......................................................  36

ITEM 8.  LEGAL PROCEEDINGS..................................................  36

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
         AND RELATED STOCKHOLDER MATTERS....................................  36

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES............................  37

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED............  41

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS..........................  44

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA........................  45

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
         AND FINANCIAL DISCLOSURE...........................................  45

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS..................................  46

                                ITEM 1. BUSINESS

BACKGROUND


     Global Equity International, Inc. (sometimes referred to herein as "Company" or "GEI") was incorporated on October 1, 2010, as a Nevada corporation, for the express purpose of acquiring Global Equity Partners Plc., a corporation formed under the laws of the Republic of Seychelles ("GEP") on September 2, 2009.

     GEP is a Dubai based firm that provides consulting services, such as corporate restructuring, advice on management buy outs, management recruitment, website design and development for corporate marketing, investor and public relations, regulatory compliance and introductions to financiers, to companies desiring to be listed on stock exchanges in various parts of the world.


     Our authorized capital consists of 70,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.

     On November 15, 2010, we entered into a Plan and Agreement of Reorganization ("Plan of Reorganization") with GEP and its sole shareholder, Peter J. Smith, pursuant to which we would acquire 100% of the common stock of GEP. We consummated the Plan of Reorganization effective December 31, 2010, by issuing 20,000,000 shares of our common stock to Peter J. Smith, at which time GEP became our wholly-owned subsidiary and Peter J. Smith was appointed as our President, Chief Executive Officer and Director.


     As a result of our acquisition of GEP, we provide corporate advisory services to companies desiring to have their shares listed on stock exchanges or quoted on quotation bureaus in various parts of the world. We have offices in Dubai, London and Marbella (Spain). We have affiliations with firms located in some of the world's leading financial centers such as London, New York, Frankfurt and Dubai. These affiliations are informal and are comprised of personal relationships with groups of people or people with whom our Company or our management has done, or attempted to do, business in the past. We do not have any contractual arrangements, written or otherwise, with our affiliations.


     Peter Smith founded Global Equity Partners Plc to assist small to medium size businesses with management restructuring and corporate restructuring, in general, and also to obtain, if requested by its clients, access to capital markets via equity and debt financings.


     GEP looks for promising small to medium size companies ($2,000,000 to $10,000,000 in assets) and introduce these companies to private and institutional investors in our network ("rol-a-dex") of over 179 "financial introducers" around the world. These financial introducers are simply groups of people or institutions that are presently introducing new clients to us or who have introduced new clients to our management in the past. We do not have any contractual arrangements, written or otherwise, with these financial introducers.

     Presently, GEP is our only operating business. Global Equity International's present operations are limited to insuring compliance with regional, state and national securities regulatory agencies and organizations. In addition, GEI is charged with (i) handling our periodic obligations under the Securities Exchange Act of 1934; (ii) managing our investor relations; and (iii) raising debt and equity capital necessary to fund our operations and enhance and grow our business. GEI does not offer or conduct any consulting or advisory services, as such services are performed solely by our foreign subsidiary, GEP.

     We currently offer the following services to our clients:

     *    Corporate restructuring
     *    Management buy outs
     *    Management recruitment
     *    Website design, development and marketing advice
     *    Investor and public relations
     *    Regulatory compliance
     *    Exchange listings
     *    Introductions to financiers

CORPORATE RESTRUCTURING SERVICES


     We advise and assist our clients in determining the corporate structure that is most suitable to their business models. We recommend management changes where necessary. We also offer them corporate governance models customized to their specific organizations and desired exchange listings. We also review and analyze their balance sheets and capital structures and make recommendations on debt consolidations, equity exchanges for debt, proper capital structures and viability and timing of equity and debt offerings. We do not presently recommend and we do not intend in the future to recommend that our clients merge or be acquired by shell companies.


MANAGEMENT BUY OUTS

     We assist our clients in every aspect of management buy outs from corporate restructuring to debt financing and also introduce buyers and sellers to financiers for private equity placements.

MANAGEMENT RECRUITING

     We assist our clients with the recruitment of management and board members through our various contacts around the world. Management recruitment and retention is also an important part of our Corporate Restructuring Services and these services often overlap.

WEBSITE DESIGN AND DEVELOPMENT

     We recognize that in these times, successful businesses must have comprehensive and professional internet profiles, interactive websites and excellent feedback mechanisms. We will assist our clients in this area by recommending third party consultants and organizations to design, develop and manage their websites and social networking capabilities.

INVESTOR AND PUBLIC RELATIONS

     Since our clients and future clients will likely desire to have their shares listed or continue to be listed on a stock exchange or quoted on one of the quotation bureaus, we will advise our clients on the necessary requirements for communicating with their equity holders and stake holders, their customers and potential customers. We will assist our clients in this area by recommending third party financial professionals and investor relations and public relations organizations to provide them with such services.

REGULATORY COMPLIANCE

     We are organizing a cadre of third party securities attorneys and accountants to assist our clients with their compliance with the many reporting and other requirements of stock exchanges, quotation bureaus and securities regulatory agencies and organizations in the states and countries where their shares will be or are listed.

EXCHANGE LISTINGS

     We also assist our clients with the selection of stock exchanges that may be suitable to our clients. Various exchanges have listing requirements and standards that vary from one exchange to another. Typical listing requirements and standards relate to a number of things, such as pre-tax income, cash flows, revenue, net tangible assets, market value of a company's listed securities, minimum trading prices of a company's securities, minimum shareholders' equity, operating history, number of shareholders, number of market makers, and corporate governance. We will try to identify appropriate exchanges for our clients based on the particular client's operating history, pre-tax income, cash flow, revenue, net tangible assets, shareholder base and other factors described above.

     We will assist our clients with retention of attorneys and accountants having experience with publicly held companies and stock exchanges in various countries. We will also assist our clients in locating market makers, investment bankers and broker-dealers to assist them with accessing capital markets.

INTRODUCTIONS TO FINANCIERS

     After reviewing the business plans, prospects and problems that are unique to each of clients, we will use our best efforts to introduce our clients to various third party financial resources around the world who may be able to assist them with their capital funding requirements.

     As used throughout this Form 10 registration statement, references to "Global Equity International," "GEI," "Company," "we," "our," "ours," and "us" refer to Global Equity International, Inc. and our subsidiaries, unless the context otherwise requires. In addition, references to "financial statements" are to our consolidated financial statements contained herein, except as the context otherwise requires. References to "fiscal year" are to our fiscal year which ends on December 31 of each calendar year. Unless otherwise indicated, the terms "Common Stock," "common stock" and "shares" refer to our shares of $.001 par value, common stock.

HISTORICAL BUSINESS TRANSACTED

2010 TRANSACTIONS

     GEP completed two transactions in 2010. The first transaction involved M1 Luxembourg AG, a Swiss company that we helped get listed on the Frankfurt Open Market, a German stock exchange.

     M1 Luxembourg AG, through its subsidiaries, offers financial advisory services. The firm's subsidiaries include Cannon Regus, Sumner Holdings, ISIS financial Associates Ltd, Britannia Overseas Property, and M1 Lux (Cyprus) Ltd. It provides mortgage, private banking, company formation, real estate management and trust formation advisory services. Additionally, the firm offers property documentation, education fees planning, retirement planning, healthcare insurance policies and private wealth management advisory services. M1 Luxembourg AG is headquartered in Hunenberg, Switzerland.

     Our contract with M1 Luxembourg AG originally called for us to receive a cash fee of $200,000. However, we renegotiated our fee to take 2,000,000 shares of the client's common stock, valued at $1,086,160, an amount substantially in excess of the $200,000 in fees payable to us, due to the fact that the shares of M1 Luxembourg AG were thinly traded and subject to highly volatile price fluctuations and we had no guarantee they would continue to be listed. Our total fees received from M1 Luxembourg AG in 2010 represented approximately 52.7% of our gross revenues for 2010.

     On November 15, 2011, M1 Luxembourg AG's shares were delisted from the Frankfurt Open Market when it fell out of compliance with the capital adequacy rules of the Frankfurt Open Market. M1 Luxembourg AG's shares are no longer quoted on the Frankfurt Open Market. M1 Luxembourg is still in business. However, since its shares are no longer quoted, we will have to write-down the value of this asset in the fourth quarter of 2011 to $ 0. The resulting accounting loss on our M1 Luxembourg AG shares was $1,086,160 and will be accounted for in our audited financial statements for the fiscal year ended December 31, 2011.

     The second transaction in 2010 involved consulting with Monkey Rock Group, Inc. (MKRO.OB), a United States company operated by two British nationals. Monkey Rock initially focused on organizing motorbike events, such as Sturgis, South Dakota, which is one of the largest gatherings of bikers in the world with an average of 400,000 bikers participating. GEP was engaged by Monkey Rock to assist it in expanding in Europe and to assist with branding and marketing. GEP introduced Monkey Rock to Brand Union, a division of WPP, one of the largest advertising firms in the world.

     In 2009, GEP received $15,000 in cash compensation from Monkey Rock Group, Inc. In 2010, GEP received compensation from Monkey Rock in the form of 1,500,000 shares of common stock, valued at $975,000 at the time of issuance, an amount substantially in excess of the fees payable to us, due to the fact that the shares of Monkey Rock were thinly traded and subject to highly volatile price fluctuations and we had no guarantee they would continue to be quoted or traded.

     Our total fees received from Monkey Rock Group, Inc. in 2010 represented approximately 47.3% of our gross revenues for 2010.

     Although we received 52.7% of our gross revenues from M1 Luxembourg AG and 47.3% of our gross revenues from Monkey Rock Group, Inc. during 2010, these companies represent non-recurring revenues and we were not dependent on revenues from these two companies in 2011 nor will we be dependent on them in any subsequent period.


NEW BUSINESS TRANSACTED IN 2011

     In 2011, we initially had contracts with three companies: (1) RFC K.K., a Japan based company; (2) Black Swan Data Limited, a United Kingdom based company; and (3) Arrow Cars SL, a company based in Spain. In addition, we entered into another contract on December 12, 2011 with Voz Mobile Cloud Ltd, a U.S. corporation, and we concluded our work on that contract on December 31, 2011.

(1) RFC K.K.


     RFC K.K. has been in business for a little over three years and they are in the online race simulation business. RFC K.K. has engaged us to assist them in their expansion into the Middle Eastern and Asian markets. We have arranged meetings between RFC K.K. and a few high profile, potential Dubai based partners/investors. As of this time, RFC K.K. has not entered into any agreements with these potential Dubai partners/investors, but has entered into preliminary, non-binding verbal agreements with the Shanghai local government and Ferrari to set up a Race Fight Club in Shanghai, Peoples Republic of China.

     We entered into our contract with RFC K.K. on October 19, 2011. We have contracted to provide the following services to RFC K.K.:

     * Act as a corporate finance advisor in connection with an acquisition of a target business;
     * Advise the client on the structure of the acquisition and assist the client in the preparation and authorization of documentation;
     * Use reasonable efforts through our marketing and public relations contacts to support and market the acquisition of a target business, including: (i) where appropriate, arrange meetings and assist in presentations; (ii) assist the client, its management and advisors in negotiating definitive documentation; and (iii) otherwise assist the client with such other actions as may be necessary to accomplish an acquisition of a target business.


     A "target business" would be a company having a business plan that is compatible with RFC K.K.'s business because it has a similar business to RFC K.K. and have net assets, net profits and projected growth that would be suitable for RFC K.K. and that, if combined with RFC K.K., could help RFC K.K. grow its business and ultimately meet various requirements or standards for having RFC K.K.'s shares listed on an exchange or quoted on a stock quotation medium. At this time, RFC K.K. has not decided on a particular exchange or identified any particular target business.

     RFC K.K. has agreed to pay us a total of $240,000 over the initial 12 months of our contract. We have received $60,000 under this contract so far and have nine more payments due to us at $20,000 each. During months 13-24 of the contract, RFC K.K. will pay us $6,000 per month. In addition, we will receive a 10% equity stake in RFC K.K. in the event that we assist RFC K.K. in acquiring a "target business."

(2) BLACK SWAN DATA LIMITED

     Black Swan Data Limited is a United Kingdom based company ("Black Swan") that has developed algorithm based artificial intelligence that audits and merges internal and external data feeds from various sources, such as sales and transactional data, web and mobile statistics, consumer services data, social network analysis and customer relationship management databases.

     We entered into our contract with Black Swan Data Limited on July 28, 2011. We have contracted to provide the following services to Black Swan Data Limited:

     * Act as a corporate finance advisor in connection with an acquisition of a target business;
     * Advise the client on the structure of the acquisition and assist the client in the preparation and authorization of documentation;
     * Use reasonable efforts through our marketing and public relations contacts to support and market the acquisition of a target business, including: (i) where appropriate, arrange meetings and assist in presentations; (ii) assist the client, its management and advisors in negotiating definitive documentation; and (iii) otherwise assist the client with such other actions as may be necessary to accomplish an acquisition of a target business; and
     * Introduce the client to professional advisors, such as accountants, auditors, lawyers and stock registrars who would assist the client with having its shares listed on a stock exchange or having its shares quoted on a stock quotation medium.


     A "target business" would be a company having a business plan that is compatible with Black Swan Data Limited's business because it has a similar business to Black Swan Data Limited, and having net tangible assets, net profits and projected growth that would be suitable for Black Swan Data Limited and that, if combined with Black Swan Data Limited, could help Black Swan Data Limited grow its business and ultimately meet the various requirements or standards for having Black Swan data Limited's shares listed on an exchange or quoted on a stock quotation medium. At this time, Black Swan Data Limited has not decided on a particular exchange or target business.

     Black Swan Data Limited has agreed to pay us $180,000, of which $40,000 has been paid. We will receive the balance of $140,000 over the next 12 months. In addition, we will receive a 10% equity stake in Black Swan Data Limited in the event we assist Black Swan Data Limited in acquiring a target business. Upon successful quotation of Black Swan Data Limited's shares on a stock market, GEP will be appointed as a consultant to Black Swan Data Limited for a 24 month period at $7,500 per month to assist Black Swan Data Limited in obtaining a listing on NASDAQ in the United States or listing on an alternative, high profile American stock exchange (i.e., American Stock Exchange or New York Stock Exchange).

(3) ARROW CARS SL


     Arrow Cars SL is currently based in southern Spain and has been in business since 2008. Arrow Cars SL is a national rent a car business operating only in Spain. Arrow Cars SL has engaged us to consult with them and to design a three year strategy to expand their business model into other high density tourist areas of Spain, Portugal and southern France, with the objective of opening a similar business in the United States, primarily in Florida.

     We entered into our contract with Arrow Cars SL on January 14, 2011. We have contracted to provide the following services to Arrow Cars SL:

     * Act as a corporate finance advisor in connection with an acquisition of a target business;
     * Advise the client on the structure of the acquisition and assist the client in the preparation and authorization of documentation;
     * Use reasonable efforts through our marketing and public relations contacts to support and market the acquisition of a target business, including: (i) where appropriate, arrange meetings and assist in presentations; (ii) assist the client, its management and advisors in negotiating definitive documentation; and (iii) otherwise assist the client with such other actions as may be necessary to accomplish an acquisition of a target business.

     A "target business" would be a company having a business plan that is compatible with Arrow Cars SL's business because it has a business similar to Arrow Cars SL, and having net tangible assets, net profits and projected growth that would be suitable for Arrow Cars SL and that, if combined with Arrow Cars SL, could help Arrow Cars SL grow its business and to ultimately meet various requirements or standards for having Arrow Cars SL's shares listed on an exchange or quoted on a stock quotation medium. At this time, Arrow Cars SL has not decided on a particular exchange or a target business.

     Arrow Cars SL agreed to pay us an initial fee of $20,000 and then an additional aggregate fee of $115,000 over the subsequent twelve months. Arrow Cars has paid us $83,000 to date. In addition, we will receive a 10% equity stake in Arrow Cars SL in the event we assist Arrow Cars SL in acquiring a target business.

(4) VOZ MOBILE CLOUD LTD

     On December 12, 2011, we entered into a contract with Voz Mobile Cloud Ltd, a "voice to mail" technology company based in the U.S.. We consulted with Voz Mobile Cloud Ltd on corporate restructuring, and we concluded our work on that contract on December 31, 2011. As compensation, we received 2,000,000 shares of Voz Mobile Cloud Ltd common stock, which we valued at $100,000 in the fourth quarter of 2011.

        During 2011, the Company had revenues totaling $288,041, of which $188,041 was comprised entirely of cash received from these three clients: Arrow Cars SL, Black Swan Data Limited and RFC KK. We also received 2,000,000 shares of a private company called Voz Mobile Cloud Ltd, valued at $100,000.

Arrow Cars SL                                    $ 73,081        25%  (1)
RFC KK                                           $ 60,000        21%  (1)
Black Swan Data Limited                          $ 54,960        19%  (1)
Voz Mobile Cloud Ltd                             $100,000        35%  (2)
                                                 --------      ----
      TOTAL                                      $288,041       100%
                                                 ========      ====

----------
(1)  Represents cash fees received by the Company.
(2)  Represents stock received in lieu of services rendered by the Company.

     In 2011, our total operating expenses amounted to $337,991.

OPERATING EXPENSES:

GENERAL & ADMINISTRATIVE
  Office Expenses                                $  10,415
  Rent Expense                                   $   3,540
  Travel                                         $  47,914
  Web & Advertising                              $   5,133
                                                 ---------
                                                 $  67,002

LEGAL & ACCOUNTING
  Legal                                          $  16,359
  Accountants                                    $  25,000
                                                 ---------
                                                 $  41,359

OTHER PROFESSIONAL SERVICES
  Edgar Filer Service                            $   1,180
  Transfer Agent                                 $   2,630
  Other                                          $  42,528 (1)
                                                 ---------
                                                 $  46,338

OTHER EXPENSES - SALARIES
  Peter Smith                                    $ 129,959
  Enzo Taddei                                    $  40,000
  Adrian Scarrott                                $  13,332
                                                 ---------
                                                 $ 183,291 (2)
                                                 ---------

TOTAL OPERATING EXPENSES                         $ 337,991
                                                 =========

----------
(1) This amount includes due diligence fees paid to third parties on behalf of some of our clients.
(2) The Company's salaries expense amounted to $183,291, of which $133,332 was accrued and unpaid at December 31, 2011.

     In 2011, we paid a total of $10,000 to Mr. Patrick Dolan, a resident of London, United Kingdom, as a commission for introducing us to RFC K.K.

COMMISSION EXPENSES:

COMMISSIONS PAID TO INTRODUCERS
  Introduction of RFC KK                         $   10,000
                                                 ----------
                                                 $   10,000
                                                 ==========

     In 2011, the Company incurred other "non-recurring expenses" amounting to $1,632,160:

OTHER EXPENSES - NON-RECURRING
  Dubai, U.A.E. Administrative and Consultancy
   Service                                       $   66,000
  Bonus paid with Redeemable "Preferred shares"
   to Mr. Peter Smith                            $  480,000 (3)
  Realized Loss on Impairment of Marketable
   Securities                                    $1,086,160 (4)
                                                 ----------
                                                 $1,632,160
                                                 ==========

----------
(3) 5,000,000 shares of the Company's Series A Preferred Stock were issued to Mr. Peter James Smith, our President, in lieu of the $480,000 salary bonus our Board of Directors decided to grant to him.
(4) Realized loss due to the impairment of our M1 Luxembourg AG marketable securities; this impairment was for $1,086,160.

     In 2011, the net loss was $(1,688,102) and the unrealized gain on the "available for sale marketable securities" owned by the Company amounted to $448,924; hence, the comprehensive loss amounted to ($1,239,178) for 2011.

     The Company recorded interest income amounting to $690, paid $500 of interest and also recorded an exchange rate loss of $4,197.

OTHER INCOME / EXPENSE
  Interest Income                                $      690
  Interest Expense                               $     (500)
  Exchange Rate Gain / (Loss)                    $   (4,197)
                                                 ----------
                                                 $   (4,007)
                                                 ==========

     Based on 28,735,897 weighted average shares outstanding for the year ended December 31 2011, the loss per share was $(0.06).


OUR BUSINESS IN 2012

     We have three distinct divisions (none of which will be treated as a segment for financial reporting purposes):

     1. Introducers Network. We have developed and continue to develop a number of finance professionals, accountants, attorneys and financial advisers who will introduce us to their clients. We will review businesses introduced to us be these introducers and we will compensate them on some "to be determined" basis in the event that we are engaged by to assist the companies they introduce to us.

     2. Project Review. Our management team and advisors will carefully review and vet each business plan and opportunity submitted to us. Our management team and advisors will determine which services we can offer these clients and assess the potential propositions to best assist our clients in achieving their goals.

     3. Placing. Working with our business associates in Frankfurt, London, Miami, New York and Toronto, we will use our best efforts to assist our clients with listings on stock exchanges in these cities in order to maximize their exposure to capital markets and to access funding via debt and equity offerings.

FUTURE PLANS


     We currently have four clients under contract, Arrow Cars SL, Black Swan Data Limited, RFC K.K. and Direct CCTV and Security Systems Ltd. On March 31, 2012, GE Partners PLC entered into an agreement with CDP Security Group Limited, doing business as "Direct CCTV" ("Direct CCTV") of Victory Way, Admirals Park, Crossways Business Park, Dartford, Kent DA2 6QD. Direct CCTV is engaged in the business of installing closed circuit television and other security equipment.

     We have contracted to provide the following services to Direct CCTV:

     * Act as a corporate finance advisor in connection with an acquisition of a target business;

     * Advise the client on the structure of the acquisition and assist the client in the preparation and authorization of documentation;
     * Use reasonable efforts through our marketing and public relations contacts to support and market the acquisition of a target business, including: (i) where appropriate, arrange meetings and assist in presentations; (ii) assist the client, its management and advisors in negotiating definitive documentation; and (iii) otherwise assist the client with such other actions as may be necessary to accomplish an acquisition of a target business; and

     * Introduce the client to professional advisors, such as accountants, auditors, lawyers and stock registrars who would assist the client with having its shares listed on a stock exchange or having its shares quoted on a stock quotation medium.

     A "target business" would be a company having a business plan that is compatible with Direct CCTV's business because it has a similar business to Direct CCTV, and having net tangible assets, net profits and projected growth that would be suitable for Direct CCTV and that, if combined with Direct CCTV, could help Direct CCTV grow its business in order to meet the various requirements or standards for having Direct CCTV's shares listed on an exchange or quoted on a stock quotation medium. At this time, Direct CCTV has not decided on a particular exchange or target business.

     Direct CCTV has agreed to pay us $240,000, of which $60,000 was paid on April 10, 2012. We will receive the balance of $180,000 over the next twelve months. In addition, we will receive a 10% equity stake in Direct CCTV in the event we assist Direct CCTV in acquiring a target business.

MILESTONES THROUGH APRIL 2013

     Our specific plan of operations and milestones through April 2013 are as follows:

DURING THE SECOND QUARTER OF 2012, WE INTEND TO:

DEVELOP THE INTRODUCER NETWORK FURTHER AND IN HOPES OF ATTRACTING NEW INTEREST FOR OUR SERVICES.

     We currently are relying on introductions to potential clients by the following firms in Asia and Europe:

     * Merchant House Group (London), a United Kingdom registered investment house;
     * TAP 09 Gmbh, an Austrian management consultancy firm based in Wien, Vienna;
     *    Mashreq Bank, an Asian retail bank based in Dubai, U.A.E.; and
     *    ABN Amro Private Bank based in Amsterdam, the Netherlands

     We do not have any verbal or written agreements with the four firms identified above, as our relationship with each of them has been developed over the past year or so.

     We intend to develop relationships with a further five "introducers" to potential new business for the Company before the end of June 2012. The estimated additional expense of $10,000 to achieve this is mainly travel expenses that will be funded by income receivable from clients currently under contract.

DURING THE THIRD QUARTER OF 2012, WE INTEND TO:

CREATE A MORE EFFICIENT SYSTEM FOR REVIEWING PROSPECTIVE BUSINESSES.

     Our new business review system will change in 2012. We will concentrate our efforts on the quality of the company that is introduced to us. We will start off by sending the client a standard due diligence list and request that they complete the list and send us the support for review. We will then follow-up the due diligence with a "site visit" in order to properly understand our client's business model and more importantly meet the principals in person. We intend to begin this process in July 2012 and will have an added cost of $5,000 per company reviewed. We will fund this additional expense from operational income, mainly income receivable from clients currently under contract.

EXPAND OUR CONSULTANCY TO INCLUDE MORE MERGER AND ACQUISITION ACTIVITY.

     We intend to form relationships with merger and acquisition specialists during 2012 which will hopefully enable us to: 1) find potential merger and acquisition candidates, 2) introduce our clients to brokers and investment bankers, and 3) introduce our clients to the appropriate professionals (attorneys and accountants) to assist them in a public offering or exchange listing. The only additional cost for this activity will be a very small administrative burden for telephone calls and communications to be funded out of operational income, mainly income receivable from clients currently under contract.

DURING THE FOURTH QUARTER OF 2012, WE INTEND TO:

EXPAND OUR NETWORK OF CONTACTS WITHIN THE INVESTMENT COMMUNITY IN DUBAI

     Our network of investment companies in Dubai is currently small; however, we intend to substantially expand our Dubai network in order to enable us to make introductions on a more institutional level. From October 2012 onwards, we intend to develop our network to at least twelve Investment Institutions who may have interests in minority shareholding in companies from outside of the Middle East Region. We anticipate a small administrative cost to be no more than $10,000 for such development to be funded from operational income, mainly income receivable from clients currently under contract.

BETWEEN JULY 2012 AND APRIL 2013, WE INTEND TO:

SIGN CONTRACTS WITH A MINIMUM OF THREE NEW CLIENTS.

     We have a pipeline of at least twelve potentially new clients that we are currently reviewing and we hope that we will gain at least three new consultancy contracts in 2012. Hopefully, this pipeline will grow during 2012 and early 2013, making the possibility of attracting at least three new clients more achievable.

     Our estimated monthly cash burn rate for 2012 and through April 2013 will be approximately $20,000, which does not include the $33,333 we will accrue in salaries to our management team on a monthly basis. Our management team will not be paid cash salaries until such time as our monthly revenues are sufficient to pay our estimated $20,000 monthly burn rate and have money left over to pay a portion or all of the accrued management team salaries. However, we cannot assure investors that we will have sufficient revenues to fund our operations for the next 12 months.

CASH BURN TABLE:

General & Administrative                         $   11,000
Legal & Accounting                               $    4,000
Other Expenses - Milestones                      $    5,000
                                                 ----------
      TOTAL                                      $   20,000
                                                 ==========

     During the next twelve months, we estimate that the $4,000 per month (see table above) in legal and accounting fees will cover the audit of our financial statements for the fiscal year ended December 31, 2012, quarterly reviews by our auditors of our interim (unaudited) financial statements to be included in our Form 10-Q Quarterly Reports and preparation of our Form 10-K, Form 10-Qs, Form 8-Ks and information statements or proxy statements.


     In the event that we are unable to generate the revenues sufficient to cover our monthly burn rate, we will have to lower the salaries of our three employees and possibly curtail our operations until such time as we can generate sufficient revenues to cover our overhead.

EMPLOYEES; IDENTIFICATION OF A SIGNIFICANT EMPLOYEE

     We currently have three employees: Peter J. Smith, Enzo Taddei and Adrian Scarrott. Peter J. Smith, our President, Enzo Taddei, our Chief Financial Officer, and Adrian Scarrott, our Business Development Director, each has an employment agreement with the Company. Peter J. Smith, Enzo Taddei and Adrian Scarrott are full time employees. See "MANAGEMENT." We intend to hire additional employees when they are needed.

COMPETITION

     We face intense competition in every aspect of our business, and particularly from other firms which offer management, compliance and other consulting services to private and public companies. We would prefer to accept a relatively low cash component as our fee for management consulting and regulatory compliance services and take a greater portion of our fee in the form of restricted shares of our private clients' common stock. We also face competition from a large number of consulting firms, investment banks, venture capitalists, merchant banks, financial advisors and other management consulting and regulatory compliance services firms similar to ours. Many of our competitors have greater financial and management resources and some have greater market recognition than we do.

REGULATORY REQUIREMENTS

     We are not required to obtain any special licenses, nor meet any special regulatory requirements before establishing our business, other than a simple business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended products, then our business may suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

     We are not a broker-dealer. We do not believe we are an investment advisor or an investment company. We are not a hedge fund or a mutual fund or any similar type of fund. We are primarily an operating business that offers and performs corporate consultancy services.


VOLUNTARY FILING

     We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission ("SEC") and we are under no obligation to do so under the Securities Exchange Act of 1934 ("Exchange Act"). However, our Board of Directors believes that by registering our class of common stock with the SEC and filing reports under the Exchange Act, some of which include audited financial statements, our Company's business activities, financial condition and results of operations will be transparent and accessible by our current and potential clients, and may help our business in the future.

REPORTS TO SECURITY HOLDERS

     1. We will be subject to the informational requirements of the Exchange Act. Accordingly, we will file annual, quarterly and periodic reports, proxy statements, information statements and other information with the SEC.

     2. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. The public may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings will also be available to the public at the SEC's web site at http://www.sec.gov.

                              ITEM 1A. RISK FACTORS

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZES, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD SUFFER AND OUR SHAREHOLDERS COULD LOSE ALL OR PART OF THEIR INVESTMENT IN OUR SHARES.

                        RISKS ASSOCIATED WITH OUR COMPANY

     WHILE WE HAVE TWO YEARS OF OPERATING HISTORY AND HAVE ACCUMULATED PROFITS, THERE IS NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL CEASE OPERATIONS AND YOU WILL LOSE YOUR INVESTMENT.


     We were incorporated in Nevada on October 1, 2010, and our wholly-owned subsidiary, GE Partners Plc, was formed on September 2, 2009. For the twelve months ended December 31, 2011, we incurred a net loss from operations of $(601,943) and a realized loss on impairment of marketable securities" (due to a decline in the value thereof) of $1,086,102. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment in our Company. Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:


     *    our ability to attract clients who will buy our services from us; and
     *    our ability to generate revenues through the sale of our services.


     BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE INVESTORS COULD LOSE THEIR INVESTMENTS IN OUR COMMON STOCK.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your investment.


     WE HAVE NO COMMITMENTS FROM ANY ONE TO PROVIDE US WITH DEBT OR EQUITY FINANCING. IN THE EVENT OUR REVENUES DO NOT COVER OUR EXPENSES, THEN WE MAY NOT BE ABLE TO CARRY OUT OUR BUSINESS PLAN.


     Our monthly cash burn rate is estimated to be $20,000 during 2012 and through April 2013, which does not include the $33,333 we will accrue in salaries to our management team on a monthly basis. Our management team will not be paid cash salaries until such time as our monthly revenues are sufficient to pay our estimated $20,000 monthly burn rate and any variable expenses related to recruiting or dealing with clients and have money left over to pay a portion or all of the accrued management team salaries. However, we cannot assure investors that we will have sufficient revenues to fund our operations for the next 12 months.

     We are dependent on our existing contracts with clients to cover this cash burn rate. If we are unable to cover our burn rate, then we will have to borrow money or sell our securities to raise money. We have no commitments from anyone to lend us money or to invest in our securities. In the event that our revenues do not cover our expenses and we are unable to borrow money or sell our securities to fund our operations, then we will have to curtail our operations and our investors could lose part or all of their investments in our Company.


     AS A RESULT OF OUR INTENSELY COMPETITIVE INDUSTRY, WE MAY NOT GAIN ENOUGH MARKET SHARE TO BE PROFITABLE.

     The corporate consulting business is intensely competitive and due to our small size and limited resources, we may be at a competitive disadvantage, especially as a public company. There are several firms offering similar services. Many of our competitors have proven track records and substantial human and financial resources, as opposed to our Company who has limited human resources and little cash. Also, the financial burden of being a public company, which will cost us approximately $40,000 per year in auditing fees and legal fees to comply with our reporting obligations under the Securities Exchange Act of 1934 and compliance with the Sarbanes-Oxley Act of 2002, will strain our finances and stretch our human resources to the extent that we may have to price our social networking services and advertising fees higher than our non-publicly held competitors just to cover the costs of being a public company.

     WE ARE VULNERABLE TO THE CURRENT ECONOMIC CRISIS WHICH MAY NEGATIVELY AFFECT OUR PROFITABILITY AND ABILITY TO CARRY OUT OUR BUSINESS PLAN.

     We are currently in a severe worldwide economic recession. Runaway deficit spending by the United States government and other countries further exacerbates the United States and worldwide economic climate and may delay or possibly deepen the current recession. Currently, a lot of economic indicators such as rising gasoline and commodity prices suggest higher inflation, dwindling consumer confidence and substantially higher taxes. Demand for the services we offer tends to decline during recessionary periods when disposable revenue is lower and may impact sales of our services. In addition, sudden disruptions in business conditions as a result of a terrorist attack similar to the events of September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation, war, civil unrest in the Middle East, adverse weather conditions or other natural disasters, such as Hurricane Katrina, pandemic situations or large scale power outages can have a short term or, sometimes, long term impact on spending. The worldwide recession is placing severe constraints on the ability of all companies, particularly smaller ones, to raise capital, borrow money, operate effectively and profitably and to plan for the future.

     BECAUSE PETER J. SMITH, OUR PRESIDENT, OWNS 62.54% OF OUR TOTAL OUTSTANDING COMMON STOCK AND 5,000,000 (100%) SHARES OF OUR TOTAL OUTSTANDING PREFERRED STOCK, MR. SMITH WILL RETAIN CONTROL OF US AND WILL BE ABLE TO DECIDE WHO WILL BE DIRECTORS AND YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF OUR SHARES.

     Peter J. Smith, our President, owns 62.54% of our total outstanding common stock and 100% of our total outstanding preferred stock. As a result, Peter J. Smith will own the vast majority of the shares of our Common Stock, all shares of our preferred stock and super-voting rights attributable to his preferred stock, which allow him to cast two (2) votes per share of preferred stock and he will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

     BECAUSE OUR BUSINESS MODEL ANTICIPATES OUR RECEIVING EQUITY STAKES IN OUR CLIENTS, MOST OF WHOM WILL BE DEVELOPMENT STAGE COMPANIES, WE MAY NOT BE ABLE TO RESELL SUCH EQUITY AT SUITABLE PRICES, IF AT ALL, WHICH COULD MATERIALLY IMPACT OUR EARNINGS AND ABILITY TO REMAIN IN BUSINESS.

     Our business model anticipates that we will receive, as partial compensation for our consulting services, equity stakes in our clients, many of whom will be development stage companies. We will have to value those equity stakes at the time we receive them. Investments in development stage companies are risky because many of such companies' securities are illiquid, thinly traded (if at all) and the value of such securities will be subject to adjustments should the value of such securities decline, should such securities be delisted from an exchange or cease being quoted on a stock quotation medium or should such businesses fail, which could cause us to write-down or write-off the value of such securities and result in a negative impact to our earnings and possibly cause us to cease or curtail our operations. On November 15, 2011, the shares of one of our clients, M1 Luxembourg AG, were delisted from the Frankfurt Open Market, resulting in a $1,086,160 loss on the value of our shares in M1 Luxembourg AG.


     WE MAY BE SUBJECT TO FURTHER GOVERNMENTAL REGULATION, INCLUDING THE INVESTMENT COMPANY ACT OF 1940, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

     As part of our business model, GEP sometimes accepts equity securities in our clients as partial compensation for our services. Historically, 40% or more of our income has been derived from the receipt of equity securities and more than 40% of our assets are comprised of equity securities that we have received in exchange for some of our services.

     Although we do not believe we are engaged in the business of investing, reinvesting or trading in securities, and we do not currently hold ourselves out to the public as being engaged in those activities, it is possible that we may be deemed to be an "inadvertent investment company" under section 3(a)(1)(C) of the Investment Company Act of 1940, as amended ("ICA"), if more than 40% of our future income and/or more than 40% of our assets are derived from "investment securities" (as defined in the ICA), and if we are deemed to be, or perceived to be, primarily engaged in the business of investing, reinvesting or trading in securities.

     If we were deemed or found to be an investment company by the Securities and Exchange Commission or a court of law, then we would face dire consequences and a maze of additional regulatory obligations. For example, registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. If it were established that we are an unregistered investment company, there would be a risk, among other material adverse consequences, that we could be become subject to monetary penalties or injunctive relief, or both, in an action by the SEC, that we would be unable to enforce contracts with third parties or that third parties with whom we have contracts could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.

     WE COULD BE SUBJECT TO THE INVESTMENT ADVISERS ACT OF 1940, WHICH WOULD BE DETRIMENTAL TO OUR BUSINESS.

     Although we do not believe we are engaged in the investment advisory business and we do not hold ourselves out to be investment advisers, it is possible that the SEC could deem or find us to be an unregistered investment adviser due to the types of consulting services offered by us. If we were deemed or found to be an investment adviser by the Securities and Exchange Commission or a court of law, then we would face dire consequences and a maze of additional regulatory obligations. For example, registered investment advisers are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, fees, management, capital structure, dividends and transactions with affiliates. If it were established that we are an unregistered investment adviser, there would be a risk, among other material adverse consequences, that we could be become subject to monetary penalties or injunctive relief, or both, in an action by the SEC, that we would be unable to enforce contracts with third parties or that third parties with whom we have contracts could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment adviser.


     OUR SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING, FUND OUR OPERATIONS AND SATISFY OUR OBLIGATIONS THROUGH ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

     We have no committed source of financing. We will likely have to issue additional shares of our Common Stock to fund our operations and to implement our plan of operation. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the 41,079,300 authorized, but unissued, shares of our common stock. Future issuances of shares of our common stock will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value and that dilution may be material.

     BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

     Our Common Stock is not presently quoted on the Over-the-Counter Bulletin Board or traded in any market. Therefore, you may not be able to resell your stock.

     Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

     FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

     The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

     OUR ARTICLES OF INCORPORATION AUTHORIZE THE ISSUANCE OF PREFERRED STOCK.


     Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. On November 30, 2011, the Company issued all 5,000,000 shares of our authorized preferred stock to our Chief Executive Officer, Peter Smith, which is classified outside shareholders' equity since it is considered redeemable.


     THIS  REGISTRATION  STATEMENT  CONTAINS   FORWARD-LOOKING   STATEMENTS  AND
INFORMATION RELATING TO US, OUR INDUSTRY AND TO OTHER BUSINESSES.

     These forward-looking statements in this registration statement are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

                          ITEM 2. FINANCIAL INFORMATION

     The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the notes thereto.

RECENT ACCOUNTING PRONOUNCEMENTS

     In May 2011, the FASB issued ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (International Financial Reporting Standard)." ASU 2011-04 attempts to improve the comparability of fair value measurements disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. Amendments in ASU 2011-04 clarify the intent of the application of existing fair value measurement and disclosure requirements, as well as change certain measurement requirements and disclosures. ASU 2011-04 is effective for the Company beginning January 1, 2012 and will be applied on a prospective basis. We do not believe that the adoption of ASU 2011-04 will have material effect on our consolidated financial statements.

BUSINESS DEVELOPMENT

2010 TRANSACTIONS

     GEP completed two transactions in 2010. The first transaction involved M1 Luxembourg AG, a Swiss company, that we helped get listed on the Frankfurt Open Market, a German stock exchange.

     M1 Luxembourg AG, through its subsidiaries, offers financial advisory services. The firm's subsidiaries include Cannon Regus, Sumner Holdings, ISIS financial Associates Ltd, Britannia Overseas Property, and M1 Lux (Cyprus) Ltd. It provides mortgage, private banking, company formation, real estate management and trust formation advisory services. Additionally, the firm offers property documentation, education fees planning, retirement planning, healthcare insurance policies and private wealth management advisory services. M1 Luxembourg AG is headquartered in Hunenberg, Switzerland.

     Our contract with M1 Luxembourg AG originally called for us to receive a cash fee of $200,000. However, we renegotiated our fee to take 2,000,000 shares of the client's common stock, valued at $1,086,160. Our total fees received from M1 Luxembourg AG in 2010 represented approximately 52.7% of our gross revenues for 2010.


     On November 15, 2011, M1 Luxembourg AG's shares were delisted from the Frankfurt Open Market when it fell out of compliance with the capital adequacy rules of the Frankfurt Open Market. M1 Luxembourg AG's shares are no longer quoted on the Frankfurt Open Market. M1 Luxembourg is still in business. However, since its shares are no longer quoted, we will have to write-down the value of this asset in the fourth quarter of 2011 to $ 0. The resulting accounting loss on our M1 Luxembourg AG shares was $1,086,160 and was accounted for in our audited financial statements for the fiscal year ended December 31, 2011.


     The second transaction in 2010 involved consulting with Monkey Rock Group, Inc. (MKRO.OB), a United States company operated by two British nationals. Monkey Rock initially focused on organizing motorbike events, such as Sturgis, South Dakota, which is one of the largest gatherings of bikers in the world with an average of 400,000 bikers participating. GEP was engaged by Monkey Rock to assist it in expanding in Europe and to assist with branding and marketing. GEP introduced Monkey Rock to Brand Union, a division of WPP, one of the largest advertising firms in the world.

     In 2009, GEP received $15,000 in cash compensation from Monkey Rock Group, Inc. In 2010, GEP received compensation from Monkey Rock in the form of 1,500,000 shares of common stock, valued at $975,000 at the time of issuance. Our total fees received from Monkey Rock Group, Inc. in 2010 represented approximately 47.3% of our gross revenues for 2010.

     Although we received 52.7% of our gross revenues from M1 Luxembourg AG and 47.3% of our gross revenues from Monkey Rock Group, Inc. during 2010, these companies represent non-recurring revenues and we were not dependent on revenues from these two companies in 2011 nor will we be dependent on them in any subsequent period.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 2010:

     During 2010, the Company had revenues totaling $2,061,160, comprised entirely of equity received in two companies: M1 Luxembourg AG and Monkey Rock Group, Inc.

     Our general and administration costs amounted to $40,328, including $15,178 in travel expenses. $34,658 was paid to our Chief Executive Officer as salary.


     We paid $88,852 in cash commissions and fees to persons who introduced us to two of our clients, Black Swan Data Limited and Monkey Rock Group Inc., of which amount a commission of $17,577 was paid to Bridge Consulting Limited, a United Kingdom company, for introducing us to Black Swan Data Limited, $71,275 (50,000 Euros) was paid to Mr. Oscar Alario, a Spanish lawyer, who introduced us to Monkey Rock Group, Inc. We issued 1,000,000 shares of common stock to Pilar Tardon, an accountant in Spain valued at $50,000 ($25,000 as a commission for introducing us to Arrow Cars SL plus $25,000 for her accounting services). Neither Bridge Consulting Limited, Oscar Alario nor Pilar Tardon was a related person or party to the Company. We did not have written agreements with Bridge Consulting Limited, Oscar Alario or Pilar Tardon. The commissions paid to Bridge Consulting Limited and Oscar Alario were not based on any percentage of value for the introductions and were instead simply the result of negotiations with them. The $25,000 commission paid to Ms. Tardon was not based on any percentage of value for the introduction to Arrow Cars SL. The $25,000 in accounting fees paid to Ms. Tardon were paid pursuant to her invoice and were not related to the value of the Arrow Cars SL contract.


     We also incurred $64,584 in legal, accounting and other professional fees. We paid an additional $60,050 for business licenses and permits. We recognized exchange rate losses of $3,441.

     Thus, our total operating expenses for 2010 were $291,913.

     The net profit was $1,769,247 and the unrealized gain on the available for sale marketable securities owned by the Company amounted to $166,076, hence the comprehensive income amounted to $1,935,323.

     The Company did not pay any interest as interest was not due within the 2010 fiscal year.

     Based on 21,092,405 weighted average shares outstanding for the year ended December 31 2010, the profit per share was $0.08.


RESULTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011:

     In 2011, we had contracts with four companies: (1) RFC K.K., a Japan based company; (2) Black Swan Data Limited, a United Kingdom based company; (3) Arrow Cars SL, a company based in Spain; and (4) Voz Mobile Cloud Ltd, a company based in the U.S. We entered into our contract with Voz Mobile Cloud Ltd on December 12, 2011, and we concluded our work on that contract on December 31, 2011. As compensation, we received 2,000,000 shares of Voz Mobile Cloud Ltd common stock valued at an aggregate of $100,000 in the fourth quarter of 2011.

     During 2011, the Company had revenues totaling $288,041, of which $188,041 was comprised entirely of cash received from three clients: Arrow Cars SL, Black Swan Data Limited and RFC K.K. We also received 2,000,000 shares of a private company called Voz Mobile Cloud Ltd valued at $100,000.

Arrow Cars SL                                    $ 73,081        25%  (1)
RFC KK                                           $ 60,000        21%  (1)
Black Swan Data Limited                          $ 54,960        19%  (1)
Voz Mobile Cloud Ltd                             $100,000        35%  (2)
                                                 --------      ----
      TOTAL                                      $288,041       100%
                                                 ========      ====

----------
(1)  Represents cash fees received by the Company.
(2)  Represents stock received in lieu of services rendered by the Company.

     In 2011, our total operating expenses amounted to $337,991.

OPERATING EXPENSES:

GENERAL & ADMINISTRATIVE
  Office Expenses                                $  10,415
  Rent Expense                                   $   3,540
  Travel                                         $  47,914
  Web & Advertising                              $   5,133
                                                 ---------
                                                 $  67,002

LEGAL & ACCOUNTING
  Legal                                          $  16,359
  Accountants                                    $  25,000
                                                 ---------
                                                 $  41,359

OTHER PROFESSIONAL SERVICES
  Edgar Filer Service                            $   1,180
  Transfer Agent                                 $   2,630
  Other                                          $  42,528 (1)
                                                 ---------
                                                 $  46,338

OTHER EXPENSES - SALARIES
  Peter Smith                                    $ 129,959
  Enzo Taddei                                    $  40,000
  Adrian Scarrott                                $  13,332
                                                 ---------
                                                 $ 183,291 (2)
                                                 ---------

TOTAL OPERATING EXPENSES                         $ 337,991
                                                 =========

----------
(1) This amount includes due diligence fees paid to third parties on behalf of some of our clients.
(2) The Company's salaries expense amounted to $183,291, of which $133,332 was accrued and unpaid at December 31, 2011.

     In 2011, we paid a total of $10,000 to Mr. Patrick Dolan, a resident of London, United Kingdom, as a commission for introducing us to RFC K.K.

COMMISSION EXPENSES:

COMMISSIONS PAID TO INTRODUCERS
  Introduction of RFC KK                         $   10,000
                                                 ----------
                                                 $   10,000
                                                 ==========

     In 2011, the Company incurred other "non-recurring expenses" amounting to $1,632,160:

OTHER EXPENSES - NON-RECURRING
  Dubai, U.A.E. Administrative and Consultancy
   Service                                       $   66,000
  Bonus paid with "Preferred shares" to
   Mr. Peter Smith                               $  480,000 (3)
  Realized Loss on Impairment of Marketable
   Securities                                    $1,086,160 (4)
                                                 ----------
                                                 $1,632,160
                                                 ==========

----------
(3) 5,000,000 shares of the Company's Series A Preferred Stock were issued to Mr. Peter James Smith, our President, in lieu of the $480,000 salary bonus our Board of Directors decided to grant to him.
(4) Realized loss due to the impairment of our M1 Luxembourg AG marketable securities; this impairment was for $1,086,160.

     In 2011, the net loss was $(1,688,102) and the unrealized gain on the "available for sale marketable securities" owned by the Company amounted to $448,924; hence, the comprehensive loss amounted to ($1,239,178) for 2011.

     The Company recorded interest income amounting to $690, paid $500 of interest and also recorded an exchange rate loss of $4,198.

OTHER INCOME / EXPENSE
  Interest Income                                $      690
  Interest Expense                               $     (500)
  Exchange Rate Gain / (Loss)                    $   (4,197)
                                                 ----------
                                                 $   (4,007)
                                                 ==========

     Based on 28,735,897 weighted average shares outstanding for the year ended December 31, 2011, the loss per share was $(0.06).

LIQUIDITY AND CAPITAL RESERVES


     As of March 31, 2012, the Company had $6,675 in cash and net cash used in operations of $32,214. For the quarter ended March 31, 2012, the Company had a net loss of $(137,448) and a working capital deficit of $(327,603). The Company had a positive balance of $477,397 of Shareholders' Equity for the period ended March 31, 2012. As of December 31, 2011, the Company had cash of $2,218, a working capital deficit of $(185,123) and a positive balance of $1,024,877 of Shareholders' Equity.

     On February 28, 2012, Global Equity Partners PLC entered into a Bridge Loan Agreement with David Lonergan, a resident of Ireland, pursuant to which Mr. Lonergan loaned Global Equity Partners PLC $20,000. The loan is unsecured and is due on June 11, 2012, which is 90 days after the funds were received. Interest on the loan is 3% or $600 for the 90 day loan term plus 40,000 shares of the Company's common stock. In addition, the Company granted Mr. Lonergan warrants to purchase 20,000 shares of common stock. The warrants are exercisable at $1.00 per share and expire on September 13, 2013 (18 months after the funds were received).

     On March 13, 2012, the Company entered into a Bridge Loan and Option Agreement with Mr. Robert Hasnain, a resident of the United Kingdom, pursuant to which Mr. Hasnain loaned the Company $50,000. The loan is unsecured and matures on July 9, 2012, ninety days after the Company received the final tranche of loan funds. We agreed to issue Mr. Hasnain 100,000 shares of common stock as interest for the loan. I n the event we default on the loan, then additional interest will accrue at the rate of 2% per month until the loan is paid in full.

     The Company will record debt discounts of $70,000 on the above two loans. The remaining valuation of the warrants granted to Mr. Lonergan will be record as $7,000 of interest expense. The Company will credit additional paid in capital for $77,000 on the two loans.

     The Company applied fair value accounting for all share based payment awards, The fair value of each warrants granted is estimated on the date of grant using the Black-Scholes pricing model. The Black-Scholes assumptions used are as follows:

     Exercise price                         $1.00
     Expected dividends                         0%
     Expected volatility                      200%
     Risk free interest rate                 0.35%
     Expected life of warrants               1.5 years
     Expected forfeitures                       0%

     If the Company is unable to repay these two loans at maturity, then the Company may need to cease operations.

     It is the Company's intention to seek additional debt financing, which we plan to use as additional working capital to implement our marketing program to increase awareness of our business model and also to expand our operations via the acquisition of companies that are in a similar space and industry as ours, although we have not identified any companies that we would consider acquiring. However, we do not not have any verbal or written agreements with anyone to provide us with debt financing. Any short fall in our projected operating revenues will be covered by:

     1) The cash fees that we expect to receive during the next 12 months from the four clients we currently have under contract.

     2) Reducing our expenditures; and

     3) Receiving loans from one or more of our officers even though at the present time, we do not have verbal or written commitments from any of our officers to lend us money.

     Depending upon market conditions, the Company may not be successful in raising sufficient additional capital for it to achieve its business objectives.

     In such event, the business, prospects, financial condition, and results of operations could be materially adversely affected.

     The contracted fees with the four clients listed in the table below, the fees we have received from the four clients to date, and the outstanding fees we expect to receive from these clients are set forth in the following table.

                           Contracted       Received to date    Future Contract
                         Consulting Fees      (April 2012)         Revenue
                         ---------------      ------------         --------
Arrow Cars                  $135,000            $ 83,000           $ 52,000
RFC KK                      $312,000            $ 60,000           $252,000
Black Swan Data             $270,000            $ 40,000           $230,000
Direct CCTV                 $240,000            $ 60,000           $180,000
                            --------            --------           --------
      Totals                $957,000            $243,000           $714,000
                            ========            ========           ========

     Of the $714,000 in future contract revenue in the above table, we expect to receive the $597,000 in future contract revenue described in the table below in the next 12 months (May 2012 and April 2013).

                                                                                          Future Contract
                     Arrow Cars            RFC           Black Swan       Direct CCTV         Revenue
                     ----------         --------         ----------       -----------        ----------
2012    May           $ 10,000          $ 20,000          $     --          $     --          $ 30,000
        June          $ 10,000          $     --          $ 15,000          $     --          $ 25,000
        July          $ 10,000          $     --          $     --          $ 60,000          $ 70,000
        August        $ 10,000          $     --          $     --          $     --          $ 10,000
        September     $ 12,000          $ 20,000          $     --          $     --          $ 32,000
        October       $     --          $ 20,000          $ 80,000          $     --          $100,000
        November      $     --          $ 20,000          $     --          $     --          $ 20,000
        December      $     --          $ 20,000          $ 60,000          $     --          $ 80,000

2013    January       $     --          $ 20,000          $  7,500          $120,000          $147,500
        February      $     --          $ 20,000          $  7,500          $     --          $ 27,500
        March         $     --          $ 20,000          $  7,500          $     --          $ 27,500
        April         $     --          $ 20,000          $  7,500          $     --          $ 27,500
                      --------          --------          --------          --------          --------
        Totals        $ 52,000          $180,000          $185,000          $180,000          $597,000
                      ========          ========          ========          ========          ========

EXPENSES RELATED TO CONTRACTS WITH OUR FOUR CLIENTS

     In 2010, 2011 and 2012, we paid the following commissions and fees in connection with signing up our four current clients, Arrow Cars SL, RFC K.K., Black Swan Data Limited and Direct CCTV:

     In 2010, we issued 1,000,000 shares of our common stock to Pilar Tardon, an accountant in Spain. We valued this stock at $50,000 and issued the stock to cover a (i) $25,000 commission for introducing us to Arrow Cars SL, and (ii) as payment of Ms. Tardon's $25,000 invoice for accounting services related to Arrow Cars SL.

     In 2010, we paid a $17,577 commission to Bridge Consulting Limited, a United Kingdom company, for introducing us to Black Swan Data Limited.

     In 2011, we paid a $10,000 commission to Patrick Dolan, a resident of the United Kingdom, for introducing us to RFC K.K.

     No commissions or fees were paid in connection with our contract with Direct CCTV.

     No further commissions or fees will be paid to any person or entity related to these four clients.


FUTURE PLANS


     We currently have four clients under contract, Arrow Cars SL, Black Swan Data Limited, RFC K.K. and CDP Security Group Limited ("Direct CCTV").

     We anticipate signing up an additional three clients by the end of 2012. However, we cannot guarantee that we will sign up any new clients in 2012 or receive any revenues from new clients in 2012.

     Our specific plan of operations and milestones for May 2012 through April 2013 are as follows:

DURING THE SECOND QUARTER OF 2012, WE INTEND TO:

DEVELOP THE INTRODUCER NETWORK FURTHER AND IN HOPES OF ATTRACTING NEW INTEREST FOR OUR SERVICE.

     We currently are relying on introductions to potential clients by the following firms in Asia and Europe:

     * Merchant House Group (London), a United Kingdom registered investment house;
     * TAP 09 Gmbh, an Austrian management consultancy firm based in Wien, Vienna;
     *    Mashreq Bank, an Asian retail bank based in Dubai, U.A.E.; and
     *    ABN Amro Private Bank based in Amsterdam, the Netherlands

     We do not have any verbal or written agreements with the four firms identified above, as our relationship with each of them has been developed over the past year or so.

     We intend to develop relationships with a further five "introducers" to potential new business for the Company before the end of June 2012. The estimated additional expense of $10,000 to achieve this is mainly travel expenses that will be funded by income receivable from clients currently under contract.

DURING THE THIRD QUARTER OF 2012, WE INTEND TO:

CREATE A MORE EFFICIENT SYSTEM FOR REVIEWING PROSPECTIVE BUSINESS.

     Our new business review system will change in 2012. We will concentrate our efforts on the quality of the company that is introduced to us. We will start off by sending the client a standard due diligence list and request that they complete the list and send us the support for review. We will then follow-up the due diligence with a "site visit" in order to properly understand our client's business model and more importantly meet the principals in person. We intend to begin this process in July 2012 and will have an added cost of $5,000 per company reviewed. We will fund this additional expense from operational income, mainly income receivable from clients currently under contract.

EXPAND OUR CONSULTANCY TO INCLUDE MORE MERGER AND ACQUISITION ACTIVITY.

     We intend to form relationships with merger and acquisition specialists in both during 2012, which, hopefully, will enable us to: 1) find potential merger and acquisition candidates, 2) introduce our clients to brokers and investment bankers, and 3) introduce the our clients to the appropriate professionals (attorneys and accountants) to assist them in a public offering or exchange listing. The only additional cost for this activity will be a very small administrative burden for telephone calls and communications to be funded out of operational income, mainly income receivable from clients currently under contract.

DURING THE FOURTH QUARTER OF 2012, WE INTEND TO:

EXPAND OUR NETWORK OF CONTACTS WITHIN THE INVESTMENT COMMUNITY IN DUBAI

     Our network of investment companies in Dubai is currently small; however, we intend to substantially expand our Dubai network in order to enable us to make introductions on a more institutional level. From October 2012 onwards, we intend to develop our network to at least twelve Investment Institutions who may have interests in minority shareholding in companies from outside of the Middle East Region. We anticipate a small administrative cost to be no more than $10,000 for such development to be funded from operational income, mainly income receivable from clients currently under contract.

BETWEEN JULY 2012 AND DECEMBER 2012, WE INTEND TO:

SIGN CONTRACTS WITH A MINIMUM OF THREE NEW CLIENTS.

     We have a pipeline of at least twelve potentially new clients that we are currently reviewing and we hope that we will gain at least three new consultancy contracts in 2012. Hopefully, this pipeline will grow during 2012 and early 2013, making the possibility of attracting at least three new clients more achievable.

     Our estimated monthly cash burn rate for 2012 and thorugh April 2013 will be approximately $20,000, which does not include the $33,333 we will accrue in salaries to our management team on a monthly basis. Our management team will not be paid cash salaries until such time as our monthly revenues are sufficient to pay our estimated $20,000 monthly burn rate and have money left over to pay a portion or all of the accrued management team salaries. However, we cannot assure investors that we will have sufficient revenues to fund our operations for the next 12 months.

CASH BURN TABLE:

General & Administrative                         $   11,000
Legal & Accounting                               $    4,000
Other Expenses - Milestones                      $    5,000
                                                 ----------
      TOTAL                                      $   20,000
                                                 ==========

     During the next twelve months, we estimate that the $4,000 per month (see table above) in legal and accounting fees will cover the audit of our financial statements for the fiscal year ended December 31, 2012, quarterly reviews by of auditors of our interim (unaudited) financial statements to be included in our Form 10-Q Quarterly Reports and preparation of our Form 10-K, Form 10-Qs, Form 8-Ks and information statements or proxy statements.


     In the event that we are unable to generate revenues sufficient to cover our monthly burn rate, we will have to lower the salaries of our three employees and possibly curtail our operations until such time as we can generate sufficient revenues to cover our overhead.

     This section of the registration statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this registration statement. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

                               ITEM 3. PROPERTIES


     The Company does not own any property. Our executive offices are located at 23 Frond "K" Palm Jumeirah, Dubai, UAE where we are utilizing approximately 600 square feet of Peter Smith's personal offices in Dubai and pay no rent for such privilege. We also have a satellite office located at 1 Berkeley Street, London W1J 8DJ, United Kingdom, which is a service office for which we pay 350 British Pounds per month on a renewable one year lease. Our Business Development Director, Adrian Scarrott, uses our London office on a daily basis and we use the office when our other management members are in London. We have another satellite office located at Avenida Marques del Duero 67, Edificio Bahia 2A,
29670 San Pedro de Alcantara, Marbella, Spain where we are utilizing approximately 1,100 square feet of Enzo Taddei's personal offices in Marbella and pay no rent for such privilege. Peter J. Smith, our President and Chief Executive Office, is based in Dubai, Enzo Taddei, our Chief Financial Officer, is based in Marbella, Spain, and Adrian Scarrott, our Business Development Director, is based in London, United Kingdom. We do not maintain an office in the United States.

             ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following tables set forth the ownership of our common stock and preferred stock by (a) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock and preferred stock; and (b) by all of named officers and our directors and by all of our named executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares and are beneficial owners of the shares indicated in the tables, except as otherwise noted by footnote.

     The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the U.S. Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

(a) Security ownership of certain beneficial owners:


                      Name and Address of           Amount and Nature of
Title of Class          Beneficial Owner            Beneficial Ownership        Percent of Class
--------------          ----------------            --------------------        ----------------
Common Stock       Peter J. Smith                      18,000,000 (1)                62.23%
                   23 Frond "K" Palm Jumeirah
                   Dubai, UAE

Common Stock       Enzo Taddei                          5,000,000 (2)                17.29%
                   Avenida Marques del Duero 67
                   Edificio Bahia 2A
                   29670 San Pedro de Alcantara
                   Marbella, Spain


----------
(1) Mr. Smith is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.
(2) Mr. Taddei is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

                      Name and Address of           Amount and Nature of
Title of Class          Beneficial Owner            Beneficial Ownership        Percent of Class
--------------          ----------------            --------------------        ----------------
Preferred Stock    Peter J. Smith                       5,000,000 (1)               100.00%
                   23 Frond "K" Palm Jumeirah
                   Dubai, UAE

----------
(1) Mr. Smith is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

(b) Security ownership of management:


                             Name of                Amount and Nature of
Title of Class          Beneficial Owner            Beneficial Ownership        Percent of Class
--------------          ----------------            --------------------        ----------------
Common Stock            Peter J. Smith                 18,000,000 (1)               62.23%

Common Stock            Enzo Taddei                     5,000,000 (2)               17.29%

Common Stock            All officers and directors     23,000,000                   79.52%
                        as a group (3 persons)


----------
(1) Mr. Smith is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.
(2) Mr. Taddei is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

                             Name of                Amount and Nature of
Title of Class          Beneficial Owner            Beneficial Ownership        Percent of Class
--------------          ----------------            --------------------        ----------------
Preferred Stock         Peter J. Smith                 5,000,000 (1)               100.00%

Preferred Stock         Enzo Taddei                            0                        0%

Preferred Stock         All officers and directors
                        as a group (2 persons)         5,000,000 (1)               100.00%

----------
(1) Mr. Smith is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

(c) Changes in control:

     We are not aware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

                    ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

OFFICERS AND DIRECTORS

     Our two directors will serve until their two successors are elected and qualified. Our officers are elected by the board of directors to a term of one year and serve until their successor is duly elected and qualified, or until they are removed from office. Our board of directors has no nominating, auditing or compensation committees.

     The names, addresses, ages and positions of our officers, directors and key employees are set forth below:

                                First Year
      Name             Age     as Director               Position
      ----             ---     -----------               --------

Peter James Smith      43         2010      President, Chief Executive Officer
                                            and Director

Enzo Taddei            39         2011      Chief Financial Officer, Secretary
                                            and Director

     The persons named above were elected to hold their offices until the next annual meeting of our stockholders.

PETER JAMES SMITH - PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

     Mr. Smith has served as the President, Chief Executive Officer and Director of Global Equity Partners, PLC, our now wholly-owned subsidiary, since its formation on September 2, 2009,. Mr. Smith has also served as the President, Chief Executive Officer and Director of the Company since December 31, 2010. Between June 1, 2006, and September 2, 2009, when he formed Global Equity Partners, PLC, Mr. Smith was not employed and spent his time researching the market for the consulting business in which Global Equity Partners, PLC would be engaged. 2006. In 1993, he created an international financial services company in the Middle East and Asia, named Belgravia Financial Management, and served as the Chief Executive Officer of that firm until he resigned in May 2006. Between 1993 and May 2005, he built Belgravia Financial Management to 23 global offices, 5 country licenses, a company with $2.2 billion under financial management.
Belgravia Financial Management merged with Interwest SL and became Belgravia Intervest Group Limited. Belgravia Intervest Group Limited subsequently merged with Tally Ho Ventures, Inc. (TLYH.OB) on May 12, 2005. In 2006, Mr. Smith resigned from his position as Chief Executive Officer of Tally Ho Ventures, Inc. Tally Ho Ventures, Inc. subsequently changed it name to Premier Wealth
Management, Inc. on September 26, 2007. Mr. Smith first qualified as a stockbroker in London in 1986 with Rensburg and Co. where he became both a registered equity trader and registered representative of the firm that is a UK registered, full service stockbroker trading equities, options, warrants, gilts and bonds. He also spent 12 months within that firm covering the back office facilities of a brokerage house including sales, purchase, rights, dividends and new issues. He then moved on to the London Traded Options Market where he passed his LTOM open outcry examinations to become an options trader for a subsidiary of ABN Amro bank called International Clearing Services (ICS). As an Options trader, his job was to trade options on behalf of all the firm's clients and to hedge the positions of the market makers the firm cleared for in the equity market. As the sole dual qualified broker for ICS, he was constantly trading in either equities or options, either by open outcry or screen dealing on the London Stock Exchange Floor on Threadneedle Street.

ENZO TADDEI - CHIEF FINANCIAL OFFICER, SECRETARY AND DIRECTOR


     Mr. Taddei was appointed as our Chief Financial Officer and a member of our Board of Directors on September 1, 2011. From November 2010 until December 8, 2011, when he resigned from such offices, Mr. Taddei was a member of the Board of Directors and part-time Chief Financial Officer of Networking Partners, Inc., a social networking company. Mr. Taddei resigned from such offices in order to devote more time and effort to our Company. From May 2009 until the present date, Mr. Taddei has served as Chief Executive Officer and Chief Financial Officer of E3B Consulting Network SL (a firm engaged in accounting and property management). Mr. Taddei spends only a few hours a month on E3B Consulting business. From March 2007 until May 2009, Mr. Taddei served as Chief Financial Officer of Dolphin Digital Media (a company engaged in social networking). From August 2006 until March 2007, Mr. Taddei served as Chief Financial Officer of Plays on the Net PLC (an E Commerce firm). From July 1999 until August 2006, Mr. Taddei served as Chief Executive Officer and Chief Financial Officer of Adesso Res Asesores (an accounting firm). In addition to being an accountant and tax consultant by profession, Mr. Taddei is proficient in three languages: English, Spanish and Italian. He obtained a Degree in Economics from the University of Malaga (Spain) in 1998 and also a Bachelor in Business Administration (BBA) from the University of Wales in 1996. He also holds a Masters Degree in Spanish and International Taxation granted to him by EADE University in Malaga (Spain) in 2000.


ADRIAN SCARROTT - BUSINESS DEVELOPMENT DIRECTOR

     Adrian Scarrott is an experienced new business development and marketing professional with more than 20-years of experience working with blue chip companies and global brands. Mr. Scarrott has been the Business Development Director of the Company since September 1, 2011. In November 2009, Mr. Scarrott became the Marketing Director of Winkle Media Ltd., a marketing company engaged in television and print production, online production and web based marketing where he worked until joining the Company's as Business Development Director on September 1, 2011. From 2006 to October 2009, Mr. Scarrott was responsible for developing new business and creating opportunities for the new media offerings for Stageone, a multimedia marketing firm in London and Europe. From 2001 to 2006, Mr. Scarrott served as Sales Director for Seven Soho, another London-based marketing firm. Mr. Scarrott's blue chip client base at Seven Soho included Sony, Proctor & Gamble, Apple Mac and United Airlines. Mr. Scarrott began his career in 1991 at Tapestry, a London-based corporate identity firm, where he served as Sales Director and was responsible for the full management and development of a portfolio of accounts covering all areas of advertising and design, press, outdoor, direct marketing, point of sale marketing, corporate identity, literature and packaging.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.


     Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of the Company:

     (1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3)  was  subject  to any  order,  judgment  or  decree,  not  subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

          (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii) engaging in any type of business practice; or

          (iii)engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

     (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph
          (3) (i), above, or to be associated with persons engaged in any such activity;

     (5) was found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission to have violated a federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended or vacated;

     (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

     (7) was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to any alleged violation of:

          i.   Any Federal or State securities or commodities law or regulation;
               or

          ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

          iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

     (8) was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), and registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C.1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

DIRECTOR QUALIFICATIONS

     We do not have a formal policy regarding director qualifications. In the opinion of Peter J. Smith, our President and majority shareholder, both Mr. Taddei and he have sufficient business experience and integrity to carry out the Company's plan of operations. Both Mr. Smith and Mr. Taddei recognize that the Company will have to rely on professional advisors, such as attorneys and accountants with public company experience to assist with compliance with Exchange Act reporting and corporate governance matters.

ABSENCE OF INDEPENDENT DIRECTORS

     We do not have any independent directors and are unlikely to be able to recruit and retain any independent directors due to our small size and limited financial resources.

DIRECTORSHIPS

     Enzo Taddei was a director of Networking Partners, Inc., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, until his resignation from the Board of Directors of that company on December 8, 2011.

AUDIT COMMITTEE FINANCIAL EXPERT

     We have not established an Audit Committee. The functions of the Audit Committee are currently being carried out by our Board of Directors.

FAMILY RELATIONSHIPS

     There are no family relationships between or among or officers and directors.

CODE OF ETHICS

     We adopted a Code of Business Conduct and Ethics on September 2, 2011.

AUDIT COMMITTEE

     The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

                         ITEM 6. EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation paid by the Company and/or its subsidiary, GE Partners PLC, to our executive officers and directors of the Company for services rendered during the periods indicated (from inception of Global Equity Partners PLC on September 2, 2009, through December 31, 2011. Pino Baldassarre resigned from the office of Corporate Secretary on March 9, 2012.

SUMMARY COMPENSATION TABLE

         Name and                                                   Stock          All Other
   Principal Position      Year      Salary ($)     Bonus ($)      Awards ($)    Compensation ($)    Total ($)
   ------------------      ----     ----------     ---------      ----------    ----------------    --------
Peter J.  Smith            2011    $129,959 (1)    $480,000 (2)     $   0           $    0          $609,959
President, Chief           2010    $ 34,658 (3)    $      0         $   0           $    0          $ 34,658 (3)
Executive Officer          2009    $100,000 (4)    $      0         $   0           $    0          $100,000 (4)
and Director

Enzo Taddei                2011    $ 40,000 (5)    $      0         $   0           $    0          $ 40,000 (5)
Chief Financial            2010    $      0        $      0         $5,000 (6)      $    0          $  5,000 (6)
Officer, Secretary         2009    $      0        $      0         $    0          $    0          $      0
and Director

Pino G.  Baldassarre       2011    $      0        $      0         $    0          $    0          $      0
Secretary                  2010    $      0        $      0         $    0          $    0          $      0
                           2009    $      0        $      0         $    0          $    0          $      0

----------
(1)  Represents $49,959 paid in cash and $80,000 in accrued, but unpaid salary.


(2) Represents the value of 5,000,000 shares of Series A Preferred Stock (100% of the authorized preferred stock) issued to Peter Smith as a bonus package. Our Board of Directors recognized the hard and fruitful work of Mr. Smith for the past three years and decided to compensate him with a bonus equivalent to two years of gross salary. Since the Company did not have the cash resources to pay such bonus, it decided to issue him preferred stock, which the Board of Directors (after consulting with our accountants) determined to be worth $480,000.


(3)  Represents cash salary.
(4) In 2009, Global Equity Partners PLC issued 20,000,000 shares of common stock, having a fair value of $100,000 (0.005/share) to Mr. Smith, in connection with pre-incorporation services rendered.
(5)  Represents $40,000 of accrued, but unpaid salary.
(6) During 2010, Mr. Taddei provided some accounting and financial modeling to GE Partners PLC for which he invoiced Global Equity Partners PLC $5,000 and received 5,000,000 shares of the Company's common stock valued at $.001 per share.


     In 2011, we issued 5,000,000 shares of Series A Preferred Stock (100% of the authorized shares of preferred stock) to our President, Peter James Smith. Our Board of Directors recognized the hard and fruitful work of Mr. Smith for the past three years, as well as the extensive contact list in the United Kingdom and Dubai that Mr. Smith has developed over the years, and which is an invaluable asset to our current business model. Our Board of Directors decided to compensate Mr. Smith with a bonus equivalent to two years of gross salary. Since the Company did not have the cash resources to pay such bonus, it decided to issue him preferred stock, which the Board of Directors (after consulting with our accountants) valued at $480,000.


EMPLOYMENT AGREEMENTS SUMMARY

PETER JAMES SMITH:

     Mr. Smith's employment agreement with the Company was executed on September 1, 2011, and the basic terms were as follows:

     1. DUTIES - ASSIGNMENT: Chief Executive Officer (CEO) and Director on Board of Directors

     2.  COMPENSATION:   $240,000  per  annum,  subject  to  annual  review  and
adjustment of no less than a 5% percentage increase. The salary will be paid on a monthly basis.

     3. EMPLOYMENT: The contract commenced on the first day of September, 2011.

          (a)  Employment will continue for 36 MONTHS.

          (b) The Company and employee agreed to accrue the monthly from September 2011 onwards. Payment of the accrued amounts shall commence no later than January 2nd 2012 and payment of the ongoing monthly salary shall commence on the last working day of January 2012.

     4. SEVERANCE PAYMENTS

          (a) If Employer terminates this Agreement for any reason other than Disability, Death, Employee shall be entitled to receive, and Employer shall make, the following severance payments:

               (i)  continue to pay a sum equivalent to SIX MONTHS' SALARY.

          (b) If Employer terminates this Agreement by reason of the Disability of Employee or if this Agreement is automatically terminated upon the Death of Employee pursuant to Section 3(b), Employee or his estate shall be entitled to receive, and Employer shall make, the following severance payments:

               (i) continue to pay a sum equivalent to FIVE YEARS ANNUAL SALARY via the life assurance scheme to be put in place January 2012

ENZO TADDEI:

     Mr. Taddei's employment agreement with the Company was executed on September 1, 2011, and the basic terms were as follows:

     1. DUTIES - ASSIGNMENT: Chief Financial Officer (CFO) and Director on Board of Directors

     2.  COMPENSATION:   $120,000  per  annum,  subject  to  annual  review  and
adjustment of no less than a 5% percentage increase. The salary will be paid on a monthly basis.

     3. EMPLOYMENT: The contract commenced on the first day of September, 2011.

          (a)  Employment will continue for 36 MONTHS.

          (b) The Company and employee agreed to accrue the monthly from September 2011 onwards. Payment of the accrued amounts shall commence no later than January 2nd 2012 and payment of the ongoing monthly salary shall commence on the last working day of January 2012.

     4. SEVERANCE PAYMENTS

          (a) If Employer terminates this Agreement for any reason other than Disability, Death, Employee shall be entitled to receive, and Employer shall make, the following severance payments:

               (i)  continue to pay a sum equivalent to SIX MONTHS' SALARY.

          (b) If Employer terminates this Agreement by reason of the Disability of Employee or if this Agreement is automatically terminated upon the Death of Employee pursuant to Section 3(b), Employee or his estate shall be entitled to receive, and Employer shall make, the following severance payments:

               (i) continue to pay a sum equivalent to FIVE YEARS ANNUAL SALARY via the life assurance scheme to be put in place January 2012.

ADRIAN SCARROTT:

     Mr. Scarrott's employment agreement with the Company was executed on September 1, 2011, and the basic terms were as follows:

     1. DUTIES - ASSIGNMENT: New business coordinator.

     2. COMPENSATION: $40,000 per annum. The salary will be paid on a monthly basis.

     3. EMPLOYMENT: The contract commenced on the first day of September, 2011.

          (a)  Employment will continue for 12 months.

          (b) The Company and employee agreed to accrue the monthly from September 2011 onwards. Payment of the accrued amounts shall commence no later than January 2nd 2012 and payment of the ongoing monthly salary shall commence on the last working day of January 2012.

     4. SEVERANCE PAYMENTS

          (a) If Employer terminates this Agreement for any reason other than Disability, Death, Employee shall be entitled to receive, and Employer shall make, the following severance payments:

               i.   continue to pay a sum equivalent to two months' salary.

          (b) If Employer terminates this Agreement by reason of the Disability of Employee or if this Agreement is automatically terminated upon the Death of Employee pursuant to Section 3(b), Employee or his estate shall be entitled to receive, and Employer shall make, the following severance payments:

               i. continue to pay a sum equivalent to three years annual salary via the life assurance scheme to be put in place January 2012

STOCK OPTION AND OTHER COMPENSATION PLANS

     Aside from the employment agreements with Messrs. Smith, Scarrot and Taddei, the Company currently does not have a stock option or any other compensation plan and we do not have any plans to adopt one in the near future.


     In March 2012, the Company granted 20,000 stock purchase warrants to David Lonergan in connection with a Bridge Loan and Option Agreement with Mr. Lonergan. The warrants are exercisable at $1.00 per share and expire on September 13, 2013. There have been no options granted.


COMPENSATION OF DIRECTORS

     Our two directors do not receive any compensation for serving as a member of our board of directors, as they are compensated pursuant to their employment agreements as officers of the Company.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

     There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

             ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
                            AND DIRECTOR INDEPENDENCE

     Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors.

     On November 30, 2011, the Company issued 5,000,000 shares of Series A Preferred Stock to Peter J. Smith, its President, as consideration for $480,000 as a compensatory bonus.

ABSENCE OF INDEPENDENT DIRECTORS

     We do not have any independent directors and are unlikely to be able to recruit and retain any independent directors due to our small size and limited financial resources.

     Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

                            ITEM 8. LEGAL PROCEEDINGS

     Presently, there are not any material pending legal proceedings to which the Company is a party or as to which any of its property is subject and the Company does not know nor is it aware of any legal proceedings threatened or contemplated against it.

        ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
                     EQUITY AND RELATED STOCKHOLDER MATTERS

     (a) Market Information. The Company's Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:
(i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


     (b) Holders. As of the date of this filing, there were 81 record holders of the 28,920,700 shares of the Company's issued and outstanding Common Stock. The issued and outstanding shares of the Company's common stock were issued in accordance with the exemptions from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended.


     (c) Dividends. The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

                ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

     The Company originally issued to Javan Kasili (a United States citizen) a total of 2,000,000 shares of common stock on October 28, 2010 at $.001 per share (par value) for an aggregate consideration of $2,000.00.

     SECURITIES ISSUED BETWEEN NOVEMBER 1, 2010, AND SEPTEMBER 30, 2011 (WITHIN THE ONE-YEAR COMPLIANCE PERIOD APPLICABLE TO NON-REPORTING ISSUERS AS SET FORTH IN CATEGORY 3 OF RULE 903 OF REGULATION S):

     Effective November 1, 2010, the Company issued 5,000,000 shares of common stock to Enzo Taddei, an individual (non-"U.S. person" as defined in Rule 902 of Regulation S), for accounting and financial modeling services rendered to Global Equity Partners PLC valued at $5,000. Mr. Taddei became the Chief Financial Officer and a Director of the Company in September 2011.


     On November 14, 2010, the Company issued 1,000,000 shares of common stock to Miss Pilar Tardon, an accountant in Spain, who is an individual (non-"U.S. person" as defined in Rule 902 of Regulation S), in exchange for professional services rendered to the Company and also for an introduction commission. The professional services rendered related to the financial restructuring of one of our current clients, Arrow Cars SL; these services were valued at $25,000. Miss Tardon also submitted to the Company an invoice for a further $25,000 for her introduction of Arrow Cars SL. Therefore, the total value of Ms. Tardon's services were valued at $50,000 and paid by our issuance to her of the 1,000,000 shares of common stock.

     The Company issued 20,000,000 shares of common stock to Peter Smith (a non-"U.S. person" as defined in Rule 902 of Regulation S) pursuant to a Plan and Agreement of Reorganization dated November 15, 2010, when the Company acquired 100% of the common stock of Global Equity Partners PLC in a private transaction, resulting in Global Equity Partners PLC becoming a wholly-owned subsidiary of the Company. Following the closing of this transaction, Peter Smith became our President and Chief Executive Officer and a member of our board of directors.

     Effective December 31, 2010, the Company issued 668,000 shares of common stock to seven debt holders (none of whom was a "U.S. person" as defined in Rule 902 of Regulation S), at various negotiated conversion rates ranging from $.36 to $.44 per share, in satisfaction of $263,533 in debt owed by the Company, as follows:


                                                     No. of         Conversion
Name of Creditor              Amount of Debt     Shares Issued        Price
----------------              --------------     -------------        -----
William & Lorraine Beveridge   $  7,089              16,000      $.44 per share
Brain H. Coates                $ 14,024              40,000      $.35 per share
Daycrest Nominees Ltd.         $ 26,952              70,000      $.39 per share
Barrie Pearson Craig           $  7,440              20,000      $.37 per share
Samueal M. Austin              $  4,435              12,000      $.37 per share
David Baker                    $  3,593              10,000      $.36 per share
Tohibu Ou                      $200,000             500,000      $.40 per share
                               --------             -------
      Totals                   $263,533             668,000
                               ========             =======


     The conversion prices of the above concurrent issuances of common stock were the product of negotiations by our management with each creditor. None of the above creditors was a related party or related person to the Company. As a result of our negotiations with the above creditors, no interest was included in the aggregate amounts settled.

     Between May 2, 2011, and June 15, 2011, the Company issued a total of 103,100 shares of common stock in a private offering to a total of 27 non-related persons (non-"U.S. persons" as defined in Rule 902 of Regulation S) at $.50 per share for an aggregate consideration of $51,550, as follows:

     Name                   Number of Shares        Aggregate Purchase Amount
     ----                   ----------------        -------------------------
Mark Bingham                        500                    $   250.00
Margaret Cachart                  1,000                    $   500.00
Barry Cotton                        500                    $   250.00
Adam Divall                       1,000                    $   500.00
Jamie Divall                      1,000                    $   500.00
Collin Elliott                      500                    $   250.00
Michael Guetjes                     500                    $   250.00
Peter Lilley                      1,000                    $   500.00
Ian McKenzie                      1,000                    $   500.00
Jamie Palacios Vergara            1,000                    $   500.00
Anthony Preece                    1,000                    $   500.00
Michael Ricks                       500                    $   250.00
Darren Roberts                    1,000                    $   500.00
Wayne Roberts                     1,000                    $   500.00
Toby Roberts                      1,000                    $   500.00
Vicent Samways                    2,500                    $ 1,250.00
Gary Steel                          500                    $   250.00
Jon Stronell                      1,000                    $   500.00
Martin Sweeny                       500                    $   250.00
Daniel Tovey                      2,000                    $ 1,000.00
Hayley Wood                       1,000                    $   500.00

Caoimhe Lonergan                  5,000                    $ 2,500.00
Eibhlin Lonergan                  5,000                    $ 2,500.00
Saoirse Lonergan                  5,000                    $ 2,500.00
John Lonergan                     5,000                    $ 2,500.00
Brid Lonergan                    20,000                    $10,000.00
David Lonergan                   43,100                    $21,550.00
                                -------                    ----------
 Totals                         103,100                    $51,550.00
                                =======                    ==========

     On September 23, 2011, the Company issued 9,600 shares of common stock to Samuel James Cameron, an individual (a non-"U.S. person" as defined in Rule 902 of Regulation S), in exchange for marketing consultancy services rendered to the Company valued at $4,800.

     SECURITIES ISSUED AFTER THE ONE-YEAR COMPLIANCE PERIOD PERIOD APPLICABLE TO NON-REPORTING ISSUERS AS SET FORTH IN CATEGORY 3 OF RULE 903 OF REGULATION S):

     On November 30, 2011, the Company issued 5,000,000 shares of Series A Preferred Stock (100% of the authorized preferred stock) to our Chief Executive Officer, Peter Smith, for an aggregate consideration of $480,000 as a bonus package equal to 24 months of salary.


     On March 31, 2012, the Company issued 100,000 shares of common stock to Mr. Robert Hasnain, a resident of the United Kingdom, as interest on a $50,000 loan he made to the Company. $30,000 was loaned to Global Equity Partners Plc on March 20, 2012 and the $20,000 balance of the loan was paid to Global Equity Partners, PLC on April 10, 2012. The Company valued these 100,000 shares at $50,000 in the aggregate.

     On March 31, 2012, the Company issued 40,000 shares of common stock to Mr. David Lonergan, a resident of Ireland, as a portion of the interest due under a loan of $20,000 loan made to Global Equity Partners PLC on March 13, 2012. The Company valued these shares at $20,000 in the aggregate.

     The 2,000,000 shares of common stock issued to Javan Kasili, the 5,000,000 shares of Series A Preferred Stock issued to Peter Smith, the 100,000 shares of common stock issued to Mr. Hasnain and the 40,000 shares issued to Mr. Lonergan, were issued in reliance on the exemption from registration requirements of the 33 Act provided by Section 4(2) of the 33 Act, as the issuance of the stock did not involve a public offering of securities based on the following:


     * each investor represented to us that he was acquiring the securities for his own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

     * we provided each investor with written disclosure prior to sale or transfer that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33 Act or unless an exemption from registration is available;

     * each investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

     * each investor had knowledge and experience in financial and other business matters such that he was capable of evaluating the merits and risks of an investment in us;

     * such investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

     * each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

     * we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

     * we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

     * we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

     * no broker-dealer or underwriter was involved in the sale of the shares; and

     *    we added the following legend to the certificates:

         "The shares represented by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been taken for investment. These shares have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be sold, transferred or assigned unless an opinion of counsel satisfactory to the company has been received by the company to the effect that such sale, transfer or assignment will not be in violation of the Act and the rules and regulations promulgated thereunder or applicable state securities laws."


     All of the other shares described above (except for the 2,000,000 shares of common stock issued to Javan Kasili, the 5,000,000 shares of Series A Preferred Stock issued to Peter Smith, the 100,000 shares issued to Mr. Hasnain and the 40,000 shares issued to Mr. Lonergan) were issued in reliance on the exemption from registration requirements of the 33 Act provided by Regulation S of the 33 Act, as the issuance of the shares did not involve the sale to any person who was a "U.S. person" (as defined in Rule 902 of Regulation S) and based on the following:


     * we did not employ a "distributor" (as defined in Rule 902 of Regulation S);

     * each investor represented and proved to us that he was not a "U.S. person" (as defined in Rule 902 of Regulation S);


     * all of the offers and sales were made within the one-year compliance period of Category 3 of Rule 903 of Regulation S, applicable to non-reporting issuers;


     * each investor represented to us that he was acquiring the securities for his own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

     * we provided each investor with written disclosure prior to sale or transfer that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33 Act or unless an exemption from registration is available;

     * each investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

     * each investor had knowledge and experience in financial and other business matters such that he was capable of evaluating the merits and risks of an investment in us;

     * such investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

     * each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

     * we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

     * we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

     * we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

     *    we placed stop transfer instructions in our stock transfer records;

     *    no underwriter was involved in the offering;

     * we made independent determinations that such person was a sophisticated or accredited investor and that he was capable of analyzing the merits and risks of their investment in us, that he understood the speculative nature of their investment in us and that he could lose their entire investment in us; and

     *    we added the following legend to the certificates:

         "The shares represented by this certificate have not been issued to the registered owner in reliance upon written representations that these shares have not been registered under the Securities Act of 1933 ("Act") and are "restricted securities," as defined under Regulation S, and cannot be sold, transferred, assigned or traded in the United States for a period of 12 months from the date of issue and require written release from either the issuing company or their attorney prior to legend removal."

                       ITEM 11. DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 70,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

COMMON STOCK

     Our authorized capital stock includes 70,000,000 shares of common stock, par value $0.001 per share. The holders of our Common Stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

PREFERRED STOCK

     We are authorized to issue 5,000,000 shares of preferred stock, all of which is currently issued and outstanding and held by our Chief Executive Officer, Peter Smith.

     Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

     On November 30, 2011, our Board of Directors approved the creation of Series A Preferred Stock ("Series A Preferred"), and filed an Amended Certificate of Designation with the Secretary of State of Nevada on November 30, 2011. By virtue of the Certificate of Designation, the Series A Preferred has the following rights and preferences:

     Number of Shares:    5,000,000
     Voting Rights:       Each share has two (2) votes
     Conversion  Rights:  Each share  will be  convertible into two (2) shares of Common Stock beginning December 1, 2013
     Dividend Rights:     None
     Liquidation Rights:  None


     On November 30, 2011, we issued 5,000,000 shares of Series A Preferred Stock ("Series A Preferred") to Peter J. Smith, our President, for an aggregate consideration of $480,000 as a bonus package equal to 24 months of gross salary.


     This description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation, Certificate of Designation and By-Laws, and any amendments thereto, copies of which have been filed as exhibits to this Form 10.

DIVIDENDS

     Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

WARRANTS AND OPTIONS


     We have no outstanding options to acquire our stock. However, in March 2012, the Company granted 20,000 stock purchase warrants to David Lonergan in connection with a Bridge Loan and Option Agreement with Mr. Lonergan. The warrants are exercisable at $1.00 per share and expire on September 13, 2013.


TRADING OF SECURITIES IN SECONDARY MARKET


     The Company presently has 28,920,700 shares of common stock issued and outstanding, all of which are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.


ANTI-TAKEOVER PROVISIONS

     There are no Nevada anti-takeover provisions that our Board of Directors has adopted which may have the affect of delaying or preventing a change in control.

STOCK TRANSFER AGENT

     Our stock transfer agent is ClearTrust, LLC, 16450 Pointe Village Drive, Suite 201, Lutz, Florida 33558.

REGISTRATION RIGHTS

     We have not granted registration rights to any person.

REPORTS TO SHAREHOLDERS

     We intend to furnish our shareholders with annual reports that will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for our most recent fiscal year.

               ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article VII, Section 7 of the Company's Bylaws provide that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the laws of Nevada.

     The Nevada Revised Statutes allow us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

     The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer's or director's acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the company, we have been advised by our special securities counsel that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

AUTHORIZED BUT UNISSUED CAPITAL STOCK


     Nevada law does not require shareholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is unlikely for the foreseeable future, require shareholders' approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of the Company, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.


     One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity and entrenchment of our management and possibly deprive the shareholders of opportunities to sell their shares of our common stock at prices higher then prevailing market prices.

SHAREHOLDER MATTERS

     As an issuer of "penny stock," the protection provided by the federal securities laws relating to forward-looking statements does not apply to us if our shares are considered to be penny stocks. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

              ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


     The audited financial statements of Global Equity International, Inc. for the years ended December 31, 2010 (consolidated) and 2009 appear beginning at page F-1, and the audited financial statements of Global Equity International, Inc. for the year ended December 31 , 2011 (consolidated) and 2010, appear beginning at F-19.


            ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

                   ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

(b) Exhibits

     The following Exhibits are filed as part of this Registration Statement:

Exhibit No.                    Document Description
-----------                    --------------------

2* Plan and Agreement of Reorganization dated November 15, 2010, among Global Equity International, Inc., Global Equity Partners PLC and Stockholders of Global Equity Partners LLC

3.1*        Articles of Incorporation

3.2*        Bylaws

4.1*        Specimen Stock Certificate

4.2* Certificate of Amendment to Certificate of Designation of Series A Convertible Preferred Stock

10.1*       Employment Agreement dated September 1, 2011, with Peter J. Smith

10.2*       Employment Agreement dated September 1, 2011, with Enzo Taddei

10.3*       Employment Agreement dated September 1, 2011, with Adrian Scarrott

10.4* Consulting Agreement between Global Equity Partners PLC and Black Swan Data Ltd. dated July 29, 2011

10.5* Consulting Agreement between Global Equity Partners PLC and Arrow Cars SL dated January 14, 2011

10.6* Consulting Agreement between Global Equity Partners PLC and RFC K.K. dated October 19, 2011

10.7* Consulting Agreement between Global Equity Partners PLC and M1 Luxembourg AG dated December 20, 2010

10.8* Consulting Agreement between Global Equity Partners PLC and Monkey Rock Group, Inc. dated November 26, 2009

10.9* Consulting Agreement between Global Equity Partners PLC and Voz Mobile Cloud Ltd dated December 12, 2011


10.10** Consulting Agreement between Global Equity Partners PLC and CDP Security Group Limited dated March 31, 2012.

10.11** Bridge Loan and Option Agreement made as of February 28, 2012, between Mr. David Lonergan, Global Equity Partners, PLC and Global Equity International, Inc.

10.12** Bridge Loan and Option Agreement made as of March 13, 2012, between Mr. Robert Hasnain and Global Equity International, Inc.


14*         Code of Business Conduct and Ethics adopted on September 2, 2011

21*         Subsidiaries

----------
*  Previously filed.

** Filed herewith.

                                   SIGNATURES


     In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 4 to Form 10 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     Global Equity International, Inc.


Date: April 26, 2012                 By: /s/ Peter J. Smith
                                        ----------------------------------------
                                     Name:  Peter J. Smith
                                     Title: President, Chief Executive Officer
                                            and Director

                                     Global Equity International, Inc.


Date: April 26, 2012                 By: /s/ Enzo Taddei
                                        ----------------------------------------
                                     Name:  Enzo Taddei
                                     Title: Chief Financial Officer and Director

                Global Equity International, Inc. and Subsidiary
                              Financial Statements
                           December 31, 2010 and 2009

                                    CONTENTS

                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm                    F-3

Balance Sheets -December 31, 2010 (Consolidated) and 2009                  F-4

Statements of Operations and Comprehensive Income (Loss)
Periods Ended December 31, 2010 (Consolidated) and 2009                    F-5

Statement of Stockholders' Equity
Periods Ended December 31, 2010 (Consolidated) and 2009                    F-6

Statements of Cash Flows
Periods Ended December 31, 2010 (Consolidated) and 2009                    F-7

Notes to Financial Statements
Periods Ended December 31, 2010 (Consolidated) and 2009       F-8 through F-18

                     [LETTERHEAD OF BERMAN & COMPANY, P.A.]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Global Equity International, Inc.

We have audited the accompanying balance sheets of Global Equity International, Inc. and Subsidiary, as of December 31, 2010 (consolidated) and 2009, and the related statements of operations and comprehensive income (loss), stockholders' equity and cash flows for the periods ended December 31, 2010 (consolidated) and 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Equity International, Inc. and Subsidiary as of December 31, 2010 (consolidated) and 2009, and the results of its operations and comprehensive income (loss), and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Berman & Company, P.A.
-----------------------------------
Boca Raton, Florida
October 13, 2011, except for Note 9 as to which the date is November 30, 2011

                Global Equity International, Inc. and Subsidiary
                                 Balance Sheets

                                                                   December 31, 2010     December 31, 2009
                                                                   -----------------     -----------------
                                                                     (Consolidated)
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $    3,275            $    3,380
  Prepaids                                                                    551                 7,225
                                                                       ----------            ----------
TOTAL CURRENT ASSETS                                                        3,826                10,605

Marketable securities                                                   2,227,236                    --
                                                                       ----------            ----------

TOTAL ASSETS                                                           $2,231,062            $   10,605
                                                                       ==========            ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                     $   23,357            $    3,757
                                                                       ----------            ----------
TOTAL CURRENT LIABILITIES                                                  23,357                 3,757
                                                                       ----------            ----------
STOCKHOLDERS' EQUITY:
  Common stock: 70,000,000 shares authorized and 28,668,000 and
   20,000,000 shares issued and outstanding, $0.001 par value              28,668                20,000
  Additional paid in capital                                              336,866                80,000
  Retained earnings (accumulated deficit)                               1,676,095               (93,152)
  Accumulated other comprehensive income                                  166,076                    --
                                                                       ----------            ----------
TOTAL STOCKHOLDERS' EQUITY                                              2,207,705                 6,848
                                                                       ----------            ----------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                               $2,231,062            $   10,605
                                                                       ==========            ==========


                 See accompanying notes to financial statements

                Global Equity International, Inc. and Subsidiary
            Statements of Operations and Comprehensive Income (Loss)

                                                                           Years Ended December 31,
                                                                          2010                  2009
                                                                      ------------          ------------
                                                                     (Consolidated)
Revenue                                                               $  2,061,160          $     15,000

General and administrative expenses                                        291,913               108,152
                                                                      ------------          ------------

NET INCOME (LOSS)                                                     $  1,769,247          $    (93,152)
                                                                      ============          ============

Net income (loss) per share - basic and diluted                       $       0.08          $      (0.00)
                                                                      ============          ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED       21,092,405            20,000,000
                                                                      ============          ============
COMPREHENSIVE INCOME (LOSS):
  Net income (loss)                                                   $  1,769,247          $    (93,152)
  Unrealized gain on available for sale marketable securities              166,076                    --
                                                                      ------------          ------------

COMPREHENSIVE INCOME (LOSS)                                           $  1,935,323          $    (93,152)
                                                                      ============          ============


                 See accompanying notes to financial statements

                Global Equity International, Inc. and Subsidiary
                        Statement of Stockholders' Equity
              Years ended December 31 2010 (Consolidated) and 2009

                                                                                 Retained        Accumulated
                                            Common Stock         Additional      Earnings           Other           Total
                                         ------------------       Paid-in      (Accumulated     Comprehensive   Stockholders'
                                         Shares      Amount       Capital         Deficit)         Income          Equity
                                         ------      ------       -------         --------         ------          ------
Stock issued for services -
 related party ($0.005/share)          20,000,000    $20,000     $ 80,000       $       --        $     --       $  100,000

Net loss - 2009                                --         --           --          (93,152)             --          (93,152)
                                       ----------    -------     --------       ----------        --------       ----------
Balance - December 31, 2009            20,000,000     20,000       80,000          (93,152)             --            6,848

Stock issued in connection with debt
 conversion ($0.40/share)                 668,000        668      264,866               --              --          265,534

Recapitalization                        8,000,000      8,000       (8,000)              --              --               --

Net income - 2010                              --         --           --        1,769,247              --        1,769,247

Unrealized gain on available for sale
 marketable securities                         --         --           --               --         166,076          166,076
                                       ----------    -------     --------       ----------        --------       ----------

BALANCE - DECEMBER 31, 2010            28,668,000    $28,668     $336,866       $1,676,095        $166,076       $2,207,705
                                       ==========    =======     ========       ==========        ========       ==========


                 See accompanying notes to financial statements

                Global Equity International, Inc. and Subsidiary
                            Statements of Cash Flows

                                                                                  Years Ended December 31,
                                                                                2010                   2009
                                                                            ------------           ------------
                                                                           (Consolidated)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Profit (Loss)                                                         $  1,769,247           $    (93,152)
  Adjustments to reconcile net income (loss) to
   cash used in operating activities:
     Stock issued for services - related party                                        --                100,000
     Stock issued for services                                                        --                     --
     Marketable securities received as revenue                                (2,061,160)                    --
  Changes in operating assets and operating liabilities:
     Prepaid expenses                                                              6,674                 (7,225)
     Accounts Payable                                                             19,600                  3,757
                                                                            ------------           ------------
NET CASH USED IN OPERATING ACTIVITIES                                           (265,639)                 3,380
                                                                            ------------           ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible debt                                                 265,534                     --
                                                                            ------------           ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                        265,534                     --
                                                                            ------------           ------------

NET INCREASE (DECREASE) IN CASH                                                     (105)                 3,380

CASH - BEGINNING OF PERIOD                                                         3,380                     --
                                                                            ------------           ------------

CASH - END OF PERIOD                                                        $      3,275           $      3,380
                                                                            ============           ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                                             $         --           $         --
                                                                            ============           ============
  Income taxes                                                              $         --           $         --
                                                                            ============           ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Stock issued in connection with debt conversion                           $    265,534           $         --
                                                                            ============           ============


                 See accompanying notes to financial statements

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


NOTE 1 NATURE OF OPERATIONS

Global Equity Partners, PLC ("GEP"), a private company, was organized under the laws of the Republic of Seychelles on September 2, 2009. Global Equity International Inc. (the "Company" or "GEI"), a private company, was organized under the laws of the state of Nevada on October 1, 2010. On November 15, 2010, GEP executed a reverse recapitalization with GEI. See Note 3.

Revenue is generated from business consulting services, introduction fees, and equity participation.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non confirming events. Accordingly, the actual results could differ from those estimates.

RISKS AND UNCERTAINTIES

The Company's operations are subject to significant risk and uncertainties including financial, operational, competition and potential risk of business failure. The risk of social and governmental factors is also a concern since the Company is headquartered in Dubai.

CASH

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2010 and 2009, respectively, the Company had no cash equivalents.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


MARKETABLE SECURITIES

(A) CLASSIFICATION OF SECURITIES

At the time of acquisition a security is designated as held-to-maturity, available-for-sale or trading, which depends on ability and intent to hold such security to maturity. Securities classified as trading and available-for-sale are reported at fair value, while securities classified as held-to-maturity are reported at amortized cost.

Any  unrealized  gains and losses are  reported  as other  comprehensive  income
(loss). Realized gains (losses) are computed on a specific identification basis and are recorded in net capital gains (losses) on investments in the combined consolidated statements of operations

All securities held at December 31, 2010 are designated as available for sale.

(B) OTHER THAN TEMPORARY IMPAIRMENT

The Company reviews its equity investment portfolio for any unrealized losses that would be deemed other-than-temporary and require the recognition of an impairment loss in income. If the cost of an investment exceeds its fair value, the Company evaluates, among other factors, general market conditions, the duration and extent to which the fair value is less than cost, and the Company's intent and ability to hold the investments. Management also considers the type of security, related-industry and sector performance, as well as published investment ratings and analyst reports, to evaluate its portfolio. Once a decline in fair value is determined to be other than temporary, an impairment charge is recorded and a new cost basis in the investment is established. If market, industry, and/or investee conditions deteriorate, the Company may incur future impairments. The Company has not recorded any impairment losses for the year ended December 31, 2010.

REVENUE RECOGNITION

Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the related fee is reasonably assured. The Company's services do not include a provision for cancellation, termination, or refunds.

In 2010, the Company received marketable securities as consideration for services rendered. In 2009, revenues were generated from consulting services for cash.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


During 2010 and 2009, the Company had the following concentrations of revenues with customers:

         Customer          2010       2009
         --------          ----       ----

            A              53%         --%
            B              47%        100%

SHARE-BASED PAYMENTS

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards' grant date, based on estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred income tax assets if it is considered more likely than not that some portion, or all, of the deferred income tax assets will not be realized.

At December 31, 2009, the Company was not subject to federal and state income taxes; accordingly, no provision had been made. The financial statements reflect GEP's transactions without adjustment, if any, required for income tax purposes for the year ended December 31, 2009 and through November 15, 2010, the date of the reverse recapitalization.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


The Company will record interest and penalties related to unrecognized tax benefits in income tax expense. There were none for the years ended December 31, 2010 and 2009.

The Company may be subject to examination by the Internal Revenue Service ("IRS") and state taxing authorities for all open tax years.

The Company should not be subject to income tax in the Seychelles Islands. A company is subject to Seychelles income tax if it does business in Seychelles. A company that is incorporated in Seychelles, but that does not do business in Seychelles, is not subject to income tax there. The Company did not do business in Seychelles for the year ended December 31, 2010, and the Company does not intend to do business in Seychelles in the future. All business activities were performed in Dubai for the year ended December 31, 2010. Dubai does not have an income tax.

EARNINGS PER SHARE

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income
(loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company has no common stock equivalents, which, if exercisable, would be anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

COMPREHENSIVE INCOME (LOSS)

Consists  of  the  change  in  unrealized  gain  (loss)  on   available-for-sale
marketable securities.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


FAIR VALUE FOR FINANCIAL ASSETS AND LIABILITIES

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

     * Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

     * Level 2: Inputs reflect: quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted arices that are observable for the assets or liabilities; or inputs that are derived principally from or porroborated by observable market data by correlation or other means.

     * Level 3: Unobservable inputs reflecting the Company's assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts reported in the balance sheet for cash, marketable securities and accounts payable approximate fair value based on the short-term nature of these instruments.

The Company has assets measured at fair market value on a recurring basis. Consequently, the Company had gains and losses reported in the statement of comprehensive income (loss), that were attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended December 31, 2010.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


The following is the Company's asset measured at fair value on a nonrecurring basis at December 31, 2010 and 2009, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

                                 December 31, 2010       December 31, 2009
                                 -----------------       -----------------

     Level 1                        $       --              $       --
     Level 2
       Marketable Securities         2,227,236                      --
     Level 3                                --                      --
                                    ----------              ----------
     Total                          $2,227,236              $       --
                                    ==========              ==========

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220):
Presentation of Comprehensive Income. The guidance in ASU 2011-05 applies to both annual and interim financial statements and eliminates the option for reporting entities to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. This ASU also requires consecutive presentation of the statement of net income and other comprehensive income. Finally, this ASU requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU should be applied retrospectively and are effective for fiscal year, and interim periods within those years, beginning after December 15, 2011. The Company has early adopted this guidance in these financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011,  the FASB issued ASU No.  2011-04,  Fair Value  Measurement  (Topic
820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB's intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company's financial position or results of operations.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


NOTE 3 REVERSE RECAPITALIZATION

On November 15, 2010, the Company merged with GEP, a private corporation, and GEP became the surviving corporation, in a transaction treated as a reverse recapitalization. GEI did not have any material operations and majority-voting control was transferred to GEP.

In the recapitalization, GEI issued 20,000,000 shares of common stock in exchange for all of GEP's 100,000 issued and outstanding shares of commons stock. For financial statement reporting purposes, the 100,000 shares have been recasted to 20,000,000 shares in accordance with an exchange ratio of 200 for 1. The balance of the common shares issued and outstanding in GEI prior to the recapitalization were 8,000,000 common shares, and these common shares represent the common shares issued and outstanding in GEI prior to the recapitalization that were not contemplated in the share exchange. The transaction resulted in GEP's shareholders acquiring approximately 72% control.

The transaction also required a recapitalization of GEP. Since GEP acquired a controlling voting interest, it was deemed the accounting acquirer, while GEI was deemed the legal acquirer. The historical financial statements of the Company are those of GEP and of the consolidated entities from the date of recapitalization and subsequent.

Since the transaction is considered a reverse recapitalization, the presentation of pro-forma financial information was not required. All share and per share amounts have been retroactively restated to the earliest periods presented to reflect the transaction.

NOTE 4 MARKETABLE SECURITIES AND FAIR VALUE

The following table represents the Company's available for sale marketable securities holdings as of December 31, 2010:

     Equity securities - receipt date                     $ 2,061,160
     Unrealized gains - 2010                                  210,000
     Unrealized losses - 2010                                 (43,924)
                                                          -----------
     Equity securities at fair value                      $ 2,227,236
                                                          ===========

All securities acquired from customer "A" are unrestricted. All securities acquired from customer "B" became unrestricted in 2011.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


NOTE 5 DEBT

During 2010, the Company issued convertible notes for $265,534 to third parties. In connection with the recapitalization, these notes were converted into 668,000 shares of common stock, representing a conversion price of $0.40/share. There was no gain or loss on conversion.

NOTE 6 INCOME TAXES

The provision for income taxes results in an effective rate as follows at December 31, 2010:

Statutory federal income tax                                        34.0%
Florida income tax                                                   5.5%
                                                              ----------
Total effective blended rate                                       37.63%
                                                              ==========

The Company's provision (benefit) for income taxes was as follows at December 31, 2010:

     Current:
       Federal                                                $       --
       State                                                          --
                                                              ----------
     Total                                                            --
                                                              ----------
     Deferred:
       Federal                                                        --
       State                                                          --
                                                              ----------
     Total                                                            --
                                                              ----------
     Continuing operations                                    $       --
                                                              ==========

The income tax provision differs from the amount of tax determined by applying the federal statutory rate as follows at December 31, 2010:

     Income tax provision at statutory rate                   $  582,844
     Increase (decrease) in income tax due to:
       Non-taxable foreign earnings                             (601,544)
       State taxes                                                (2,000)
       Change in valuation allowance                              20,700
                                                              ----------
     Total                                                    $       --
                                                              ==========

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


Net deferred tax assets and liabilities were comprised of the following at December 31, 2010:

     Deferred tax assets (liabilities), non-current:
       Net operating loss                                     $   20,700
       Valuation allowance                                       (20,700)
                                                              ----------
     Net deferred tax asset (liability)                       $       --
                                                              ==========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes.

During the year ended December 31, 2010, the Company generated a net operating loss of $55,000 for federal and Florida income tax purposes. This loss can be carried forward and used to offset taxable income in future years and expires on December 31, 2030.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of December 31, 2010, based upon the levels of historical taxable income and the limited experience of the Company, the Company believes that it is more likely than not that it will not be able to realize the benefits of some of these deductible differences. Accordingly, a valuation allowance of $20,700 has been provided in the accompanying financial statements as of December 31, 2010.

The Company's net operating loss available to offset Florida income taxes in future years is $55,000. For state purposes, net operating losses can only be carried forward. The Company has recorded a full valuation allowance against the net operating loss since the loss may never be utilized.

From November 15, 2010 to December 31, 2010, GEP incurred a loss of $19,698; therefore, it had negative earnings and profits and does not have any foreign earnings and profits to be distributed. Since the GEP does not have any undistributed earnings, the Company has not recorded a deferred tax liability associated with the foreign earnings.

GEP is not subject to any foreign income taxes for the year ended December 31, 2010.

NOTE 7 STOCKHOLDERS' EQUITY

In 2009, the Company issued 20,000,000 shares of common stock, having a fair value of $100,000 ($0.005/share), to the Company's Chief Executive Officer, in connection with pre-incorporation services rendered. Fair value was based on the value of services provided, as this reflected the best evidence of fair value for an entity that is not publicly traded.

NOTE 8 LIQUIDITY

At December 31, 2010, and through the date of the accompanying report, the Company's cash balance is minimal, however, the Company expects that it can meet all of its current obligations if necessary by selling its marketable securities to generate cash flows. The Company also believes that related party debt and/or equity financing could be available if needed under favorable terms.

NOTE 9 SUBSEQUENT EVENTS

The Company has evaluated for subsequent events between the balance sheet date of December 31, 2010 and October 13, 2011, the date the financial statements were available to be issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure are as follows:

(A) STOCK ISSUANCES

COMMON STOCK

In May and June 2011, the Company issued 103,100 shares of common stock for $51,550 ($0.50/share).

On September 23, 2011, the Company issued 9,600 shares of common stock for services rendered, having a fair value of $4,800 ($0.50/share), based upon recent third party cash offerings.

PREFERRED STOCK

On November 30 2011, the Company designated Series A Preferred Stock, with the following rights:

     *    Voting rights - each share has two votes.
     * Conversion - each share is convertible into two shares of common stock beginning on December 1, 2012
     *    Number of shares - 5,000,000

The Company issued 5,000,000 Series A convertible preferred shares of stock, as a bonus to its Chief Executive Officer for services rendered, having a fair value of $480,000 ($0.096/share), based upon the fair value of the services rendered, which represents the best evidence of fair value.

(B) DEBT

On July 5, 2011, the Company received an advance of $35,500 from a third party. The advance was non-interest bearing, unsecured and due on demand. The loan was repaid in September 2011.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


(C) EMPLOYMENT AGREEMENTS

Effective September 1, 2011, the Company executed an employment agreement with its Chief Executive Officer and Chief Financial Officer, under the following terms:

     *    Salary - $120,000 - 240,000 per year,
     *    Stock options - amount yet to be determined; and
     *    Term - 3 years

                Global Equity International, Inc. and Subsidiary
                        Consolidated Financial Statements
                           December 31, 2011 and 2010

                                    CONTENTS

                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm                    F-21

Consolidated Balance Sheets - December 31, 2011 and 2010                   F-22

Consolidated Statements of Operations and Comprehensive
Income (Loss) Years Ended December 31, 2011 and 2010                       F-23

Consolidated Statement of Stockholders' Equity
Years Ended December 31, 2011 and 2010                                     F-24

Consolidated Statements of Cash Flows
Years Ended December 31, 2011 and 2010                                     F-25

Notes to Consolidated Financial Statements                                 F-26

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of:
Global Equity International, Inc.

We have audited the accompanying consolidated balance sheets of Global Equity International, Inc. and Subsidiary, as of December 31, 2011 and 2010, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity and cash flows for the years ended December 31, 2011 and 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Equity International, Inc. and Subsidiary as of December 31, 2011 and 2010, and the results of its operations and comprehensive income (loss), and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has a net loss of $1,688,102 and net cash used in operations of $92,780 for the year ended December 31, 2011. The Company also has a working capital deficit of $185,123 at December 31, 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note
8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Berman & Company, P.A.
-------------------------------
Boca Raton, Florida
March 29, 2012

                Global Equity International, Inc. and Subsidiary
                           Consolidated Balance Sheets

                                                                       December 31, 2011     December 31, 2010
                                                                       -----------------     -----------------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                    $     2,218           $     3,275
  Accounts receivable                                                          35,000                    --
  Prepaids                                                                        551                   551
                                                                          -----------           -----------
TOTAL CURRENT ASSETS                                                           37,769                 3,826

MARKETABLE SECURITIES                                                       1,690,000             2,227,236
                                                                          -----------           -----------

TOTAL ASSETS                                                              $ 1,727,769           $ 2,231,062
                                                                          ===========           ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                        $    37,191           $    23,357
  Accrued liabilities - related parties                                       145,528                    --
  Loans payable - related party                                                40,173                    --
                                                                          -----------           -----------
TOTAL CURRENT LIABILITIES                                                     222,892                23,357
                                                                          -----------           -----------

Redeemable Series A, Convertible Preferred Stock:
 5,000,000 shares authorized and 5,000,000 and no shares
 issued and outstanding, respectively, $0.001 par value
 (redemption amount $480,000) (liquidation preference of $0)                  480,000                    --
                                                                          -----------           -----------
STOCKHOLDERS' EQUITY
  Common Stock: 70,000,000 shares authorized and 28,780,700
   and 28,668,000 shares issued and outstanding, respectively,
   $0.001 par value                                                            28,781                28,668
  Additional Paid In Capital                                                  393,103               336,866
  Retained Earnings                                                           (12,007)            1,676,095
  Accumulated other comprehensive income                                      615,000               166,076
                                                                          -----------           -----------
TOTAL STOCKHOLDERS' EQUITY                                                  1,024,877             2,207,705
                                                                          -----------           -----------

Total Liabilities, Redeemable Preferred Stock & Stockholders' Equity      $ 1,727,769           $ 2,231,062
                                                                          ===========           ===========

                See accompanying notes to financial statements.

                Global Equity International, Inc. and Subsidiary
      Consolidated Statements of Operations and Comprehensive Income (Loss)

                                                                             Years Ended December 31,
                                                                           2011                   2010
                                                                       ------------           ------------
REVENUE                                                                $    288,041           $  2,061,160

GENERAL AND ADMINISTRATIVE EXPENSES                                         889,984                291,913

REALIZED LOSS ON IMPAIRMENT OF MARKETABLE SECURITIES                      1,086,160                     --
                                                                       ------------           ------------
NET INCOME (LOSS)                                                      $ (1,688,102)          $  1,769,247
                                                                       ============           ============

NET INCOME (LOSS) PER COMMON SHARE -
 BASIC AND DILUTED                                                     $      (0.06)          $       0.08
                                                                       ============           ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -
 BASIC AND DILUTED                                                       28,735,897             21,092,405
                                                                       ============           ============
COMPREHENSIVE INCOME (LOSS):
  Net income (loss)                                                    $ (1,688,102)          $  1,769,247
  Unrealized gain on available for sale marketable securities               448,924                166,076
                                                                       ------------           ------------

COMPREHENSIVE INCOME (LOSS)                                            $ (1,239,178)          $  1,935,323
                                                                       ============           ============


                See accompanying notes to financial statements.

                Global Equity International, Inc. and Subsidiary
                 Consolidated Statement of Stockholders' Equity
                          Year ended December 31, 2011

                                                                                 Retained        Accumulated
                                            Common Stock         Additional      Earnings           Other           Total
                                         ------------------       Paid-in      (Accumulated     Comprehensive   Stockholders'
                                         Shares      Amount       Capital         Deficit)      Income (Loss)     Equity
                                         ------      ------       -------         --------      -------------     ------
Balance - December 31, 2009             20,000,000   $20,000     $ 80,000       $  (93,152)     $        --     $     6,848

Stock issued in connection with debt
 conversion ($0.40/share)                  668,000       668      264,866               --               --         265,534

Recapitalization                         8,000,000     8,000       (8,000)              --               --              --

Net income - 2010                               --        --           --        1,769,247               --       1,769,247

Unrealized gain on available for sale
 marketable securities                          --        --           --               --          166,076         166,076
                                        ----------   -------     --------       ----------      -----------     -----------

Balance - December 31, 2010             28,668,000    28,668      336,866        1,676,095          166,076       2,207,705

Stock issued for cash ($0.50/share)        103,100       103       51,447               --               --          51,550

Common stock issued for services
 ($0.50/share)                               9,600        10        4,790               --               --           4,800

Net loss - 2011                                 --        --           --       (1,688,102)              --      (1,688,102)

Unrealized gain on available for sale
 marketable securities                          --        --           --               --          448,924         448,924
                                        ----------   -------     --------       ----------      -----------     -----------

BALANCE - DECEMBER 31, 2011             28,780,700   $28,781     $393,103       $ (12,007)      $   615,000     $ 1,024,877
                                        ==========   =======     ========       ==========      ===========     ===========

See accompanying notes to financial statements.

                Global Equity International, Inc. and Subsidiary
                      Consolidated Statements of Cash Flows

                                                                                   Years Ended December 31,
                                                                                 2011                   2010
                                                                             ------------           ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                          $ (1,688,102)          $  1,769,247
  Adjustments to reconcile net income (loss) to net cash
   used in by operating activities:
     Redeemable preferred stock issued for services  - related party              480,000                     --
     Common stock issued for services                                               4,800                     --
     Marketable securities received as revenue                                   (100,000)            (2,061,160)
     Realized loss on impairment of marketable securities                       1,086,160                     --
  Changes in operating assets and operating liabilities:
     Accounts receivable                                                          (35,000)                    --
     Prepaid expenses                                                                  --                  6,674
     Accounts payable                                                              13,834                 19,600
     Accrued liabilities - related parties                                        145,528                     --
                                                                             ------------           ------------
NET CASH USED IN OPERATING ACTIVITIES                                             (92,780)              (265,639)
                                                                             ------------           ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans payable - shareholders                                       40,173                     --
  Proceeds from loans payable                                                      35,500                     --
  Repayments of loan                                                              (35,500)                    --
  Proceeds from convertible debt                                                       --                265,534
  Proceeds from issuance of common stock                                           51,550                     --
                                                                             ------------           ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                          91,723                265,534
                                                                             ------------           ------------

NET DECREASE IN CASH                                                               (1,057)                  (105)

CASH - BEGINNING OF YEAR                                                            3,275                  3,380
                                                                             ------------           ------------

CASH - END OF YEAR                                                           $      2,218           $      3,275
                                                                             ============           ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest                                                     $        500           $         --
                                                                             ============           ============
  Cash paid for income taxes                                                 $         --           $         --
                                                                             ============           ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Stock issued in connection with debt conversion                            $         --           $    265,534
                                                                             ============           ============

                See accompanying notes to financial statements.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


NOTE 1 NATURE OF OPERATIONS

Global Equity Partners, PLC ("GEP"), a private company, was organized under the laws of the Republic of Seychelles on September 2, 2009. Global Equity International Inc. (the "Company" or "GEI"), a private company, was organized under the laws of the state of Nevada on October 1, 2010. On November 15, 2010, GEP executed a reverse recapitalization with GEI. See Note 3. GEI is a holding company that conducts operations through its wholly owned subsidiary, GEP.

Revenue is generated from business consulting services, financing introduction fees, and equity participation.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non confirming events. Accordingly, the actual results could differ from those estimates.

RISKS AND UNCERTAINTIES

The Company's operations are subject to significant risk and uncertainties including financial, operational, competition and potential risk of business failure. The risk of social and governmental factors is also a concern since the Company is headquartered in Dubai.

CASH

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2011 and 2010, respectively, the Company had no cash equivalents.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company recognizes accounts receivable in connection with the services provided. The Company has not recorded any allowance for bad debt, as all amounts are expected to be collected.

MARKETABLE SECURITIES

(A) CLASSIFICATION OF SECURITIES

At the time of acquisition, a security is designated as held-to-maturity, available-for-sale or trading, which depends on ability and intent to hold such security to maturity. Securities classified as trading and available-for-sale are reported at fair value, while securities classified as held-to-maturity are reported at amortized cost.

All securities held at December 31, 2011 are designated as available for sale.

Any  unrealized  gains and losses are  reported  as other  comprehensive  income
(loss). Realized gains (losses) will be computed on a specific identification basis and are recorded in net capital gains (losses) on investments in the statements of operations.

COST METHOD INVESTMENT

At December 31, 2011, the Company has one investment, having a fair value of $100,000, that is treated as a cost method investment. The value of the cost method investment pertains to the receipt of 10% of the common stock in a private company in which the best evidence of fair value was the services rendered.

In accordance with ASC NO.325-20, "COST METHOD INVESTMENTS", the Company recognizes an investment in the stock of an investee as an asset, as a component of marketable securities.

Under the cost method of accounting for investments in common stock, dividends will be the basis for recognition by the Company of earnings from the investment. The net accumulated earnings of an investee subsequent to the date of investment are recognized by the Company only to the extent distributed by the investee as dividends. Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions of cost of the investment. At December 31, 2011, the Company had not received any dividends.

Since the Company has less than $100,000,000 in assets, estimating fair value and related impairment is exempt under ASC No. 325-20-35-26.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


(B) OTHER THAN TEMPORARY IMPAIRMENT

The Company reviews its equity investment portfolio for any unrealized losses that would be deemed other-than-temporary and require the recognition of an impairment loss in income. If the cost of an investment exceeds its fair value, the Company evaluates, among other factors, general market conditions, the duration and extent to which the fair value is less than cost, and the Company's intent and ability to hold the investments. Management also considers the type of security, related-industry and sector performance, as well as published investment ratings and analyst reports, to evaluate its portfolio. Once a decline in fair value is determined to be other than temporary, an impairment charge is recorded and a new cost basis in the investment is established. If market, industry, and/or investee conditions deteriorate, the Company may incur future impairments. The Company recorded a realized loss on impairment of marketable securities for the years ended December 31, 2011 and 2010 totaling $1,086,160 and $0, respectively (See Note 4).

BENEFICIAL CONVERSION FEATURE

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF would be recorded as a debt discount against the face amount of the respective debt instrument. The discount would be amortized to interest expense over the life of the debt.

DERIVATIVE LIABILITIES

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once the derivative liabilities are determined, they are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes pricing model.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


DEBT ISSUE COSTS AND DEBT DISCOUNT

The Company may pay debt issue costs, and record debt discounts in connection with raising funds through the issuance of convertible debt. These costs are amortized over the life of the debt to interest expense. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

ORIGINAL ISSUE DISCOUNT

For certain convertible debt issued, the Company provides the debt holder with an original issue discount. The original issue discount is recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

REVENUE RECOGNITION

Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the related fee is reasonably assured.

The Company's services do not include a provision for cancellation, termination, or refunds.

In 2011, the Company received marketable securities and cash as consideration for services rendered. In 2010, the Company received marketable securities as consideration for all revenue recognized.

During 2011 and 2010, the Company had the following concentrations of accounts receivables with customers:

         Customer          2011            2010
         --------          ----            ----

            D              43%              --%
            E              57%              --%

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


During 2011 and 2010, the Company had the following concentrations of revenues with customers:

         Customer          2011            2010
         --------          ----            ----

            A              --%              53%
            B              --%              47%
            C              25%              --%
            D              19%              --%
            E              21%              --%
            F*             35%              --%

No securities were acquired from customers "C", "D", or "E" as all of this revenue was received in cash (See Note 4).

* Non-marketable securities, accounted for under the cost method.

SHARE-BASED PAYMENTS

The Company recognizes all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share based payments, excluding restricted stock, are valued using a Black-Scholes pricing model. Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service.

When computing fair value, the Company considered the following variables:

     * The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the warrant in effect at the time of the grant.
     *    The expected term was developed by management estimate.
     * The Company has not paid any dividends on common stock since inception and does not anticipate paying dividends on its common stock in the near future.
     * The expected volatility is based on management estimates regarding private company stock, where future trading of stock in a public market is expected to be highly volatile.
     *    The forfeiture rate is based on historical experience.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred income tax assets if it is considered more likely than not that some portion, or all, of the deferred income tax assets will not be realized.

On November 15, 2010, the date of the reverse recapitalization, the Company became subject to federal and state income taxes.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
The Company will record interest and penalties related to unrecognized tax benefits in income tax expense. There were no penalties or interest for the years ended December 31, 2011 and 2010.

The Company may be subject to examination by the Internal Revenue Service ("IRS") and state taxing authorities for 2011 and 2010 tax years.

The Company's subsidiary, GEP, is incorporated under the laws of the Republic of Seychelles ("Seychelles"). A company is subject to Seychelles income tax if it does business in Seychelles. A company that is incorporated in Seychelles, but that does not do business in Seychelles, is not subject to income tax there. GEP did not do business in Seychelles for the years ended December 31, 2011 and December 31, 2010, and GEP does not intend to do business in Seychelles in the future. Accordingly, the Company is not subject to income tax in Seychelles for the years ended December 31, 2011 and December 31, 2010. All business activities were performed by GEP in Dubai for the years ended December 31, 2011 and December 31, 2010. Dubai does not have an income tax.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


EARNINGS PER SHARE

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income
(loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company has no common stock equivalents, which, if exercisable, would be anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

COMPREHENSIVE INCOME (LOSS)

Consists  of  the  change  in  unrealized  gain  (loss)  on   available-for-sale
marketable securities.

FAIR VALUE FOR FINANCIAL ASSETS AND LIABILITIES

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

     * Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
     * Level 2: Inputs reflect: quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
     * Level 3: Unobservable inputs reflecting the Company's assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts reported in the balance sheet for cash, prepaids, accounts receivable, accounts payable, accrued liabilities - related parties and loans payable - related party, approximate fair value based on the short-term nature of these instruments.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


The Company has assets measured at fair market value on a recurring basis. Consequently, the Company had gains and losses reported in the statement of comprehensive income (loss), that were attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended December 31, 2011.

The following is the Company's assets measured at fair value on a recurring and nonrecurring basis at December 31, 2011 and 2010, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

                                       December 31, 2011      December 31, 2010
                                       -----------------      -----------------

Level 1 - None                            $       --             $       --
Level 2 - Marketable Securities            1,590,000              2,227,236
Level 3 - Non-Marketable Securities          100,000                     --
                                          ----------             ----------
TOTAL                                     $1,690,000             $2,227,236
                                          ==========             ==========

The following section describes the valuation methodologies the Company uses to measure financial instruments at fair value:

Marketable Securities -- The Level 2 position consists of the Company's investments in equity securities of various stock held in publicly traded companies. The valuation of these securities is based on significant inputs that are observable or can be derived from or corroborated by observable market data. These valuations are typically based on quoted prices in active markets.

Non-Marketable Securities at Fair Value on a Nonrecurring Basis -- Certain assets are measured at fair value on a nonrecurring basis. These assets consist of investments accounted for under the cost method. The Level 3 position consists of investment in an equity security held in a private company.

Changes in Level 3 assets measured at fair value for the year ended December 31, 2011 were as follows:

                                                              December 31, 2011
                                                              -----------------

Beginning balance, December 31, 2010                             $       --
Realized and unrealized gains (losses)                                   --
Purchases, sales and settlements                                    100,000
Impairment loss                                                          --
                                                                 ----------
Ending balance, December 31, 2011                                $  100,000
                                                                 ==========

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220):
Presentation of Comprehensive Income. The guidance in ASU 2011-05 applies to both annual and interim financial statements and eliminates the option for reporting entities to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. This ASU also requires consecutive presentation of the statement of net income and other comprehensive income. Finally, this ASU requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU should be applied retrospectively and are effective for fiscal year, and interim periods within those years, beginning after December 15, 2011. The Company has adopted this guidance in these financial statements.

In May 2011,  the FASB issued ASU No.  2011-04,  Fair Value  Measurement  (Topic
820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB's intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company's financial position or results of operations.

NOTE 3 REVERSE RECAPITALIZATION

On November 15, 2010, the Company merged with GEP, a private corporation, and GEP became the surviving corporation, in a transaction treated as a reverse recapitalization. GEI did not have any material operations and majority-voting control was transferred to GEP.

In the recapitalization, GEI issued 20,000,000 shares of common stock in exchange for all of GEP's 100,000 issued and outstanding shares of commons stock. For financial reporting purposes, the 100,000 shares have been recasted to 20,000,000 shares in accordance with an exchange ratio of 200 for 1. The balance of the common shares issued and outstanding in GEI prior to the recapitalization were 8,000,000 common shares, and these common shares represent the common shares issued and outstanding in GEI prior to the recapitalization that were not contemplated in the share exchange. The transaction resulted in GEP's shareholders acquiring approximately 72% control.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


The transaction also required a recapitalization of GEP. Since GEP acquired a controlling voting interest, it was deemed the accounting acquirer, while GEI was deemed the legal acquirer. The historical financial statements of the Company are those of GEP and of the consolidated entities from the date of recapitalization and subsequent.

Since the transaction is considered a reverse recapitalization, the presentation of pro-forma financial information was not required. All share and per share amounts have been retroactively restated to the earliest periods presented to reflect the transaction.

NOTE 4 MARKETABLE SECURITIES AND FAIR VALUE

The following table represents the Company's available for sale marketable securities holdings as of December 31, 2010 and 2011:

Equity securities acquired in 2010                              $ 2,061,160
Unrealized gains - 2010                                             210,000
Unrealized losses - 2010 (*)                                        (43,924)
                                                                -----------
Equity securities at fair value - 2010                            2,227,236
Equity securities acquired in 2011                                  100,000
Unrealized gains - 2011                                             405,000
Impairment loss - 2011 (*)                                       (1,042,236)
                                                                -----------
EQUITY SECURITIES AT FAIR VALUE - 2011                          $ 1,690,000
                                                                ===========

(*) The securities acquired in 2010 from customer "B" were permanently impaired to zero since the customer was delisted from the Frankfurt Open Market when it fell out of compliance with the capital adequacy rules. During 2011, in connection with recording a realized loss on impairment of marketable securities for customer "B", previously recorded unrealized losses of $43,924 were recorded as a component of total impairment loss of $1,086,160.

NOTE 5 DEBT

(A) RELATED PARTY

The Company received advances, of $40,173, from related parties. The advances are non-interest bearing, unsecured and due on demand.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


(B) OTHER

In July 2011, the Company received an advance, of $35,500, from a third party. The advance was non-interest bearing, unsecured and due on demand. The loan was repaid in September 2011.

NOTE 6 INCOME TAXES

The Company's provision (benefit) for income taxes is approximately as follows:

                                              2011                2010
                                            --------            --------
Current:
  Federal                                   $     --            $     --
  State                                           --                  --
                                            --------            --------
Total                                             --                  --
                                            --------            --------

Deferred:
  Federal                                         --                  --
  State                                           --                  --
                                            --------            --------
Total                                             --                  --
                                            --------            --------
   Continuing operations                    $     --            $     --
                                            ========            ========

The income tax provision differs from the amount of tax determined by applying the federal statutory rate approximately as follows:

                                               2011              2010
                                             ---------         ---------

Income tax provision at statutory rate       $(586,000)        $ 583,000
Increase (decrease) in income tax due to:
  Non-taxable foreign earnings                 574,000          (602,000)
  State taxes                                   (1,000)           (2,000)
  Change in valuation allowance                 13,000            21,000
                                             ---------         ---------
Total                                        $      --         $      --
                                             =========         =========

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


Net deferred tax assets and liabilities are comprised approximately of the following:

                                                      2011                2010
                                                    --------            --------

Deferred tax assets (liabilities), current          $     --           $     --
                                                    --------           --------
Deferred tax assets (liabilities), non-current:
  Net operating loss                                  34,000             21,000
  Valuation allowance                                (34,000)           (21,000)
                                                    --------           --------
                                                          --                 --
                                                    --------           --------

Net deferred tax assets (liabilities)               $     --           $     --
                                                    ========           ========

Current assets (liabilities)                        $     --           $     --
Non-current assets (liabilities)                          --                 --
                                                    --------           --------
                                                    $     --           $     --
                                                    ========           ========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes.

During the years ended December 31, 2011 and 2010, the Company generated net operating losses of approximately $34,000 and $55,000, respectively, for federal and Florida income tax purposes. These losses can be carried forward and used to offset taxable income in future years and expire on December 31, 2031 and 2030, respectively.

In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of December 31, 2011 and 2010, based upon the levels of historical taxable income and the limited experience of the Company, the Company believes that it is more-likely-than-not that it will not be able to realize the benefits of some or all of these deductible differences. Accordingly, a valuation allowance of approximately $34,000 and $21,000 has been provided in the accompanying financial statements as of December 31, 2011 and 2010, respectively.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


For the year ended December 31, 2011 and from November 15, 2010 to December 31, 2010, GEP incurred a loss of approximately $567,000 and $20,000, respectively. Therefore, GEP had negative earnings and profits and does not have any foreign earnings and profits to be distributed. Since GEP does not have any undistributed earnings, the Company has not recorded a deferred tax liability associated with the foreign earnings as of December 31, 2011 and 2010.

The Company is not subject to any foreign income taxes for the years ended December 31, 2011 and 2010.

The Company may be subject to examination by the Internal Revenue Service ("IRS") and state taxing authorities for 2011 and 2010 tax years.

NOTE 7 STOCKHOLDERS' EQUITY

PREFERRED STOCK

On November 30, 2011, the Company designated Series A Preferred Stock, with the following rights:

     *    Voting rights - each share has two votes.
     * Conversion - each share is automatically convertible into 10,000,000 shares of common stock on December 1, 2013. (See Redeemable Preferred Stock below).
     *    No dividend rights.
     *    No liquidation rights.

The Company issued 5,000,000, Series A, convertible preferred shares of stock, as a bonus to its Chief Executive Officer for services rendered, having a fair value of $480,000 ($0.096/share), based upon the fair value of the services rendered, which represents the best evidence of fair value.

The Company has determined that no beneficial conversion feature or derivative financial instruments exist in connection with the Series A, convertible preferred stock, as the conversion rate was fixed at an amount equal to the market price of our common stock. Additionally, there is a stated number of fixed shares.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


REDEEMABLE PREFERRED STOCK

Under Regulation S-X, Rule 5-02-28, preferred stock must be classified outside shareholders' equity when the stock is:

     * Redeemable at a fixed or determinable price on a fixed or determinable date,
     *    Redeemable at the option of the holder, or
     *    Redeemable based on conditions outside the control of the issuer.

Since the Series A, convertible preferred stock is redeemable on December 1, 2013 it is presented on the balance sheets as "Redeemable Preferred Stock" in a manner consistent with temporary equity.

There are no other features associated with this class of redeemable preferred stock, which require disclosure. The carrying amount and redemption amount are $480,000. There are no redemption requirements.

COMMON STOCK

YEAR END 2010

On December 31, 2010, the Company agreed to issue 668,000 restricted common shares to various creditors as part of a debt conversion agreement for $263,534.

YEAR END 2011

In May and June 2011, the Company issued 103,100 shares of common stock for $51,550 ($0.50/share).

On September 23, 2011, the Company issued 9,600 shares of common stock for services rendered, having a fair value of $4,800 ($0.50/share), based upon recent third party cash offerings.

NOTE 8 GOING CONCERN

As reflected in the accompanying financial statements, the Company had a net loss of $1,688,102 and net cash used in operations of $92,780 for the year ended December 31, 2011; and a working capital deficit of $185,123 and at December 31, 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur liabilities with certain related parties to sustain the Company's existence.

The Company expects to use its working capital to implement a marketing program to increase awareness of its business model, which includes, but is not limited to, acquisition of private companies, with the intention of taking those companies public in the United States and possibly dual listing those entities abroad. In the event that operating cash flows are slowed or nonexistent, the Company plans to reduce its overhead wherever possible.

Depending upon market conditions, the Company may not be successful in raising sufficient additional capital for it to achieve its business objectives. In such event, the business, prospects, financial condition, and results of operations could be materially adversely affected hence there is certain doubt about the Company's ability to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 COMMITMENTS

Effective September 1, 2011, the Company executed an employment agreement with its Chief Executive Officer and Chief Financial Officer, under the following terms:

     *    Salary - $120,000 - 240,000 per year,
     *    Stock options - amount yet to be determined; and
     *    Term - 3 years

At December 31, 2011, the Company has accrued salaries of $145,528 for these officers.

NOTE 10 SUBSEQUENT EVENTS

DEBT

In March 2012, the Company entered into 90 day bridge loan agreements to raise a total of $70,000. The loans will have interest ranging from 0% - 3%. The loans are unsecured. As of March 29, 2012, the Company has received $50,000.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2011 and 2010


In connection with this loan, the Company issued 140,000 shares of common stock, having a fair value of $70,000 ($0.50/share), based upon recent third party services rendered, and 20,000 warrants to the lender having an exercise price of $1, expiring September 2013. The fair value of the warrants was approximately $7,000.

The amounts paid to acquire the debt financing have been treated as a debt discount. The Company will record debt discounts of $70,000. The remaining valuation of the warrants of $7,000 will be recorded as interest expense. The Company will credit additional paid in capital for $77,000.

The Company applied fair value accounting for all share based payment awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes pricing model. The Black-Scholes assumptions used are as follows:

     Exercise price                        $   1
     Expected dividends                        0%
     Expected volatility                     200%
     Risk fee interest rate                 0.35%
     Expected life of warrants              1.5 years
     Expected forfeitures                      0%